In accordance with Securities and Exchange Commission rules, certain information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the Company if publicly disclosed. Brackets with an asterisk denote omissions.
Exhibit 10.1

XBOX CONSOLE PUBLISHER LICENSE AGREEMENT

This Xbox Console Publisher License Agreement is entered into and effective as of September 30, 2020 (“Effective Date”), between Microsoft Corporation, a Washington corporation, (“Microsoft”), and Electronic Arts Inc., a Delaware corporation and EA Swiss Sàrl (collectively, “Publisher”).
RECITALS
Microsoft or its Affiliates provide a family of computer game and entertainment systems, including the Xbox One, Xbox One S, Xbox One X, and their successors and variants (collectively, “Xbox One”), a next generation game and entertainment system and its successors and variants (collectively, “Xbox Series”), and an associated proprietary online service (known as “Xbox Live”). Publisher intends to develop and/or publish software products for Xbox Consoles on the terms in this Agreement. The parties agree as follows:
1.Exhibits. The following exhibits are incorporated into this Agreement by this reference:

Exhibit 1:	Digital Store Payments	Exhibit 2:	Physical Disc Manufacture and Sales

2.Definitions. As further described in this Agreement, the following terms have the following respective meanings:
2.1.“Affiliate” means a person or entity that Controls, is Controlled by, or is under common Control with a party (but only for so long as Control exists), where “Control” of a person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management, operating policies, or assets of that person or entity, whether by way of ownership of more than 50% of its voting or equity securities or assets or by way of contract, management agreement, voting trust, or otherwise.
2.2.“Agreement” means this Xbox Console Publisher License Agreement and includes this document (including all Exhibits), any Addendums, the Publisher Guide, any approved Concept submission forms (in the form approved by Microsoft), any other documents expressly referenced in other parts of this Agreement, the GDK Licenses, and applicable terms of the NDA.
2.3.“Avatar” means a character that is a virtual representation of an End User created using the Microsoft- provided avatar creator tools.
2.4.“Avatar Items” means items such as wearables for use with an Avatar.
2.5.“Base Game” means each software product (in either digital or physical format), as described in an approved Concept, including any Title Updates (if and to the extent approved by Microsoft) but does not include Demo, Trial, Premium Downloadable Content, or additional downloadable content.
2.6.“Beta” is a portion of an applicable Software Title that may be distributed to a select audience at no cost to test and help further develop a Software Title.
2.7.“Branding Specifications” means the specifications as provided by Microsoft for using Microsoft Trademarks, as set forth in the Publisher Guide.
2.8.“Business Day” means any day other than Saturday, Sunday, or national holidays in the U.S.A.
2.9.“Certification” means the approval process in which Microsoft approves or disapproves of a Software Title for distribution.
2.10.“Certification Requirements” means the requirements necessary to ensure proper functioning of the Software Title on Xbox Consoles and Xbox Services, as further described in this Agreement. Certification Requirements include Xbox Requirements, technical certification requirements, and functional test cases. The Certification Requirements will be set forth in the Publisher Guide and enforced during Certification.

Exhibit 10.1
2.11.“Commercial Release” or “Commercially Released” means the first availability of a Software Title to End Users not designated as a Demo or Trial.
2.12.“Competitive Platform(s)” means: [*]
2.13.“Concept” means a detailed description of Publisher’s proposed Software Title, including such information as may be reasonably requested by Microsoft.
2.14.[Reserved].
2.15.“Data Protection Law” means any law, rule, regulation, decree, statute, or other enactment, order, mandate or resolution, applicable to Publisher or Microsoft, relating to data security, data protection and/or privacy, and any implementing, derivative or related legislation, rule, regulation, and regulatory guidance, as amended, extended, repealed and replaced, or re-enacted.
2.16.“Demo” means a small portion of an applicable Software Title or timed availability of full Software Title that is provided to End Users at no or minimal cost to advertise or promote a Software Title.
2.17.“DFU” or “Digital Finished Unit” means an object-code copy of a Software Title that has passed Certification and has been approved by Microsoft and Publisher for Commercial Release.
2.18.“Digital Content” means any content, feature, or service published by Publisher for electronic distribution under this Agreement. Digital Content includes DFUs, PDLC, Game Features, Title Updates, Beta, Demo, Avatar Items, Trials, trailers, “themes,” “gamer pictures” or any other category of digital content or online service approved by Microsoft or otherwise described in the Publisher Guide.
2.19.“End User” means an individual or entity that uses an Xbox Console, its features or applications, and associated services.
2.20.“EULA” will have the meaning set forth in Section 11.10.
2.21.“Game Features” means content, features, or services (e.g., map packs, levels, and multiplayer functionality) related to consuming a specific Software Title that are made available to End Users, whether included in the Software Title or otherwise distributed via Xbox Services or Publisher Services (as defined in Section 11.3).
2.22.“IPR” means any patents, copyrights, trademarks and service marks, trade secrets, moral rights, and any other intellectual property or proprietary rights arising at any time under the applicable law of any applicable jurisdiction.
2.23.[*]
2.24.“Marketing Guidelines” means the requirements that form the basis for Microsoft’s review and approval of Publisher’s Marketing Materials and any media plan as per the Publisher Guide.
2.25.“Marketing Materials” collectively means all press releases, marketing, advertising, or promotional materials related to a Software Title, including web advertising and Publisher’s web pages to the extent they refer to Software Title(s) that will be used and distributed by Publisher in the marketing of Software Title(s).
2.26.“Microsoft Store” means Microsoft’s proprietary online marketplace or store through which Digital Content is made available to End Users. Microsoft may elect to change the branding and/or name of Microsoft Store from time to time.
2.27.“Microsoft Trademarks” means the Microsoft trademarks so identified in the Publisher Guide.
2.28.“Minimum Commitment” will have the meaning set forth in Section 6.3.
2.29.“NDA” means the Microsoft Corporation Non-Disclosure Agreement entered into between the parties and signed by Publisher on [*].
2.30.“Personal Data” means any information relating to an identified or identifiable natural person (“Data Subject”) and any other data or information that constitutes personal data or personal information under any applicable Data Protection Law.

Exhibit 10.1
2.31.“Premium Downloadable Content (PDLC)” means downloadable additional content offered to an End User for a fee, such as a game add-on, available from the Microsoft Store for use with or in a Software Title.
2.32.“Project xCloud” means the cloud-based game streaming features and service of Xbox Consoles. Microsoft may elect to change the branding and/or name of Project xCloud from time to time.
2.33.[*]
2.34.“Publisher Content” will have the meaning set forth in Section 15.2.
2.35.“Publisher Services” will have the meaning set forth in Section 11.3.
2.36.“Publisher User Data” will have the meaning set forth in Section 12.9.
2.37.“Sales Territory” means the Asian Sales Territory, Australian Sales Territory, European, Middle East and African Sales Territory, Japan Sales Territory, North American Sales Territory, and South American Sales Territory as described further in the Publisher Guide.
2.38.“Security Technology” means digital signatures, other security technology, and copyright management information that may be added to a Software Title by Microsoft.
2.39.“Software Title” means each software product that Publisher publishes for Xbox Consoles, in either digital or physical format, including any Title Updates (if and to the extent approved by Microsoft) and all Digital Content for such Software Title. [*]
2.40.“Streaming Devices” means [*].
2.41.“Sub-Publisher” means an entity that has a valid Xbox Console Publisher License Agreement with Microsoft or a Microsoft Affiliate, and with which Publisher has entered into a written agreement to allow such entity to publish a Software Title in specific countries.
2.42.“Title Updates” will have the meaning set forth in Section 6.2.
2.43.“Trial” means a subset of a full Software Title that can be converted to the full experience through digital entitlements and to which an End User is granted limited or timed access at no cost.
2.44.“User Generated Content” means any content that originates from End Users in any format, including graphics, text, or voice content published through or as part of a Software Title.
2.45.“Verification Version” means a unit of a Software Title that is intended to comply fully with all terms of this Agreement and that has not passed Certification, which is provided by Publisher for testing purposes.
2.46.“Xbox Console(s)” means collectively, Xbox One and Xbox Series.
2.47.“Xbox Console Remote Access” means the features that allow End Users to access their gameplay experiences from their Xbox Consoles on Streaming Devices.
2.48.“Xbox Requirements” or “XRs” means objective requirements regarding proper operation of Software Titles in relation to Xbox Consoles and Xbox Services, as stated in the Publisher Guide and enforced during Certification, and policy requirements that are enforced over the life of the Software Title.
2.49.“Xbox Services” means the proprietary online service offered by Microsoft to End Users. The current product name of Xbox Services is “Xbox Live.” Microsoft may elect to change the branding and/or name of Xbox Services from time to time.
2.50.“Xbox User Data” will have the meaning set forth in Section 12.
2.51.Other Terms. Other initially capitalized terms are defined by their first use.
3.Game Development Kit License / Loaned Equipment.
3.1.Xbox One and Game Development Kit License. Xbox One Development Kits ( “XDK”) and Game Development Kits (“GDK”) are licensed to Publisher and/or its Affiliates(s) under the terms of the development kit license(s) between Publisher and/or its Affiliate(s) and Microsoft for the

Exhibit 10.1
relevant territory (each a “GDK License”). Microsoft retains title and ownership of the XDK and GDK, which will be licensed to Publisher and/or its Affiliates during the Term.
3.2.Loaned Equipment. Microsoft may periodically loan Publisher certain Microsoft assets in relation to Publisher’s development, marketing, and promotion of Software Titles. Such loaned assets may include Xbox Console kiosks, Xbox Console hardware, and accessories (“Loaned Equipment”). With respect to all Loaned Equipment provided to Publisher: (1) Publisher will not provide the Loaned Equipment to any third party not approved by Microsoft in advance (“Approved Third Party”) and, if so approved, Publisher will be responsible for ensuring that the Approved Third Party complies with this Section 3.2; (2) Publisher is solely liable for theft, damage, loss, or injury to people or property occurring while such Loaned Equipment is in Publisher’s or an Approved Third Party’s possession or control; (3) the Loaned Equipment will be used only in a Microsoft-approved location; (4) Publisher’s insurance policy described in Section 18 will cover all theft, loss, damage, or injury to people or property in relation to Publisher’s or an Approved Third Party’s use or possession of Loaned Equipment; (5) Publisher (and any Approved Third Party) will use only power supplies, power cords, cables, and other parts and accessories provided by Microsoft to connect to or use Loaned Equipment; and (6) Publisher will return Loaned Equipment to Microsoft by the date requested (and in accordance with any shipping instructions provided by Microsoft). For clarity, Microsoft retains title and ownership of the Loaned Equipment.
4.Publisher Guide. Microsoft will provide Publisher access to a guide containing program-wide requirements and information applicable to the Xbox Consoles platform (as supplemented, revised or updated by Microsoft from time to time, the “Publisher Guide”), including Xbox Requirements, Branding Specifications, Marketing Guidelines, Xbox Games Store policy, End User data requirements, and other information regarding other operational aspects of Xbox Consoles, and Xbox Services. Each Software Title must comply with the Publisher Guide, except where such requirements conflict with any of Publisher’s rights expressly granted to Publisher in this Agreement. Furthermore, in the event that compliance with the Publisher Guide places an undue burden on individual game teams, [*]. On publication of a supplement, revision, or updated version of the Publisher Guide, Publisher will automatically be bound by all provisions. After a Software Title has completed optional certification or within [*] of submission for Certification, however, Publisher will not be obligated to comply, for such Software Title only, with any subsequent changes made by Microsoft to the Xbox Requirements or other required categories in the Publisher Guide, unless (1) such subsequent changes are intended to address privacy, security or technical integrity issues, or (2) compliance will not add significant expense or delay to a Software Title’s development or Certification. Changes to the replication requirements shall not apply to a particular Software Title if such Software Title has a scheduled appointment for Certification within [*] of the effective date for such changes to the replication requirements unless such subsequent changes are intended to address privacy, security or technical integrity issues, or such changes will not add significant expense or delay to Certification or manufacture. Changes made to Branding Specifications or Marketing Guidelines will be effective as to a Software Title that has passed Certification only on a “going forward” basis (i.e., only to such Marketing Materials created more than [*] after Microsoft notifies Publisher of the change), [*].
5.Software Title Approval process. The standard approval process for a Software Title is summarized below and is further described in the Publisher Guide.
5.1.Concept. Publisher will deliver to Microsoft a completed Concept submission form (using Microsoft’s then-current form) describing the proposed Software Title. If Publisher wants to host (or have a third party host) any Game Features, Publisher will so indicate on the Concept submission form and must comply with all Publisher Services requirements in this Agreement the Publisher Guide. Microsoft will review Publisher’s submission and notify Publisher whether the Concept is approved or rejected. Adherence to the approved Concept submission form is required for Certification.
5.2.Certification. Publisher will deliver to Microsoft the proposed final-release version of the applicable Software Title that is complete and ready for Commercial Release, commercial distribution, and access by End Users. Such version must include the final content rating required by Section 5.4. Microsoft will conduct compliance, compatibility, functional, and other testing to determine the Software Title’s compliance with Certification Requirements (“Certification Testing”) and will

Exhibit 10.1
provide Publisher with the testing results, including any fixes required to pass Certification. Release from Certification for a Software Title requires: (1) passing Certification Testing; (2) conforming with the approved Concept; (3) providing any other materials required by the Publisher Guide; and (4) ongoing compliance with all Certification Requirements and other required categories in the Publisher Guide, except as otherwise provided in this Agreement. If a Software Title fails Certification, Microsoft may charge Publisher a reasonable fee designed to offset the costs associated with testing for any additional resubmissions. Publisher will not distribute any Software Title or submit any Software Title intended for distribution until Verification Version(s) have been submitted, evaluated, and approved, and Microsoft has given its final approval and release from Certification.
5.3.Marketing Materials. Publisher will submit to Microsoft all Marketing Materials that incorporate Microsoft Trademarks and will not use, publish, or distribute any such Marketing Materials until Microsoft has approved them in writing. Publisher will incorporate all changes related to the Microsoft Trademarks that Microsoft may require to bring such Marketing Materials into compliance with the Marketing Guidelines. Additionally, if press releases or announcements otherwise mention Xbox Consoles, Xbox Services, or Xbox Console versions of Software Titles, Publisher will make reasonable efforts to provide Microsoft with notice of such materials and their contents before release.
5.3.1. Notwithstanding anything to the contrary in this Agreement or the Publisher Guide, samples of Marketing Materials approved by Microsoft that are subsequently manufactured or redistributed without change by or on behalf of Publisher are not required to be resubmitted to Microsoft for approval (i) prior to publication or (ii) prior to assembling the materials with FPUs and distributing the finished goods. Once approved by Microsoft, Marketing Materials, or particular elements thereof, may be reused and republished in related Marketing Materials without the need for additional review or approval by Microsoft, provided that the other elements of such related Marketing Materials shall be subject to Microsoft's approval as provided in Section 5.3.2. By way of example only, elements of the approved packaging for a Software Title may be incorporated into advertisements or point-of-purchase ("POP") displays without requiring additional review or approval by Microsoft of the elements taken from the previously approved packaging (so long as the reused elements are accurately depicted in the ads or POP displays), but other elements (other than the reused or republished elements) of the ads or POP displays shall require review and approval by Microsoft with respect to their conformance to the Marketing Guidelines.
5.3.2. With the exception of certifying that Publisher's use of Licensed Trademarks is in accordance with the Marketing Guidelines, nothing herein shall require Publisher to obtain Microsoft's approval of Publisher's Marketing Materials with respect to screen shots, publicity materials, trademarks, etc. owned by Microsoft or any third parties as permitted by law without a license (for example, pursuant to a right of "fair use" under applicable copyright law or a "referential" use under trademark law).
5.4.Content rating. Microsoft will not accept submission of a Software Title for Certification unless Publisher has obtained a rating of “Mature (17+)” (or its equivalent) or lower (i.e., more broadly appropriate) from appropriate rating bodies, including any independent content rating authority(ies) that Microsoft may reasonably designate (e.g., ESRB, PEGI, IARC). Publisher will include such rating(s) prominently on Marketing Materials, as per the applicable rating body’s guidelines. For countries not using a content rating system, Microsoft will not approve any Software Title that, in Microsoft’s opinion, is unsuitable for Xbox Consoles (e.g., because it contains excessive sexual content or violence, inappropriate language, or other unsuitable elements). Unless Publisher has obtained, and communicated to Microsoft, a separate rating for Digital Content as per the Publisher Guide, Publisher represents and warrants that all Digital Content not in the initial Base Game for a Software Title will be consistent with the content rating (or, in those countries not using a content rating system, with the overall nature of the content) of the underlying Software Title. Publisher will also comply with any other rating requirements in the Publisher Guide. Microsoft may require removal of Digital Content or require Publisher to obtain a separate rating if Microsoft later deems such content inconsistent with the content rating for the underlying Software Title.

Exhibit 10.1
5.5.User Generated Content.
5.5.1.Microsoft approval. Publisher may not allow End Users to create, share, or otherwise provide User Generated Content through a Software Title [*]. Furthermore, the Software Title must comply with any XRs related to the creation and/or consumption of User Generated Content.
5.5.2.Third Party Claims. If Microsoft has approved Publisher to make User Generated Content available, Publisher will maintain a procedure that complies with applicable law for removing User Generated Content in the event of a third party claim regarding the User Generated Content (e.g., of infringement, defamation, or violation of other rights). Microsoft may notify Publisher of any complaints related to User Generated Content. Publisher will remove User Generated Content subject to such claims no later than [*] after receipt of a third-party claim or notice from Microsoft. Publisher will notify Microsoft as soon as commercially practicable [*] after Publisher receives any third-party claim, which notice will also specify the steps that Publisher has taken or will take in response.
5.5.3.Violations of End User terms of use or code of conduct. Microsoft may, in its discretion, require Publisher to remove User Generated Content that violates the End user terms of use, End User code of conduct, or both.
5.6.Localization. All Software Titles will be localized as required by local regulation (if applicable) and at least to the same extent (languages, in-game text, and voice) and provided to End Users in the same manner (e.g., incorporated in the Base Game) as any corresponding Competitive Platform product.
6.Post-release compliance.
6.1.Bugs or errors. Notwithstanding Microsoft’s Certification, all Software Titles must remain in compliance with all Certification Requirements in the Publisher Guide on a continuing and ongoing basis. Nothing in this Agreement may be construed to relieve Publisher of its obligation to (and Publisher will, as soon as possible after discovery) correct material bugs and errors in Software Titles whenever discovered (including after Commercial Release) in a mutually-agreed manner (which may be via a Title Update). [*]
6.2.Title Updates. All Software Title digital patches and updates provided to End Users for free and that must be accepted for game play (collectively, “Title Updates”) are subject to Microsoft’s approval, except if otherwise stated in this Agreement. Microsoft may require Publisher to develop and provide a Title Update if a Software Title adversely affects Xbox Services. Microsoft reserves the right to remove or reverse a Title Update if such Title Update adversely impacts the Software Title (e.g., Software Title crashes for all End Users). Microsoft will not charge Publisher for Certification or distribution of Title Updates to End Users for any Title Update required by a Publisher Guide change or otherwise requested by Microsoft. [*]
6.3.Minimum Commitment. If Publisher makes a Game Feature available to End Users, [*] (“Minimum Commitment”), unless otherwise mutually agreed with Microsoft, including for commercial reasons where it does not make sense to continue the Minimum Commitment for a particular Software Title. Publisher will provide necessary customer support for such Game Feature during its availability and for [*] after discontinuation, and must retain in archive all versions of Digital Content made available to End Users during, and at least [*] after, the period in which it was available. Subject to Publisher’s compliance with this Section 6.3, Publisher may terminate Microsoft’s license to such Game Feature on [*] prior notice (which must include a Microsoft-approved decommission plan); provided, however, Publisher will provide as much advance notice as commercially reasonable. Publisher will clearly notify End Users of the duration of availability and will notify End Users reasonably in advance of discontinuation, of Game Features.
6.4.Digital Content Availability. Unless immediate removal is necessary to comply with Publisher’s contractual or other legal obligations, Publisher will use commercially reasonable efforts to provide Microsoft [*] prior notice before removing Digital Content. Notwithstanding termination or expiration of Microsoft’s license to distribute Digital Content, Microsoft may retain a copy of Digital Content, and Publisher grants Microsoft a license to redistribute the final version of any Digital Content to End Users who have previously purchased it, directly or indirectly, from Microsoft to their Xbox Consoles for no

Exhibit 10.1
additional fee, even if the End User is re-downloading to a different Xbox Console unit or within a different country than where originally downloaded, [*].
6.5.Disablement. Microsoft may disable or remove any Digital Content from the Xbox Consoles (including by disabling previously downloaded copies on End Users’ Xbox Consoles), Xbox Services, or the Microsoft Store, immediately and at any time, globally or in specific countries, if Microsoft determines that [*]: (1) Publisher has materially breached this Agreement in relation to such Digital Content; (2) such Digital Content or its related Software Title materially fails to comply with applicable documentation, the approved Concept or other aspects of this Agreement; (3) such Digital Content or its related Software Title materially deviates from the version passing Certification or materially fails to perform as originally intended; (4) such Digital Content or its related Software Title is causing harm to (or is likely to harm) the Xbox Console, Xbox Services, third-party networks, End Users, or otherwise (e.g., due to piracy, security breach or security defects, or technical failure); or (5) such Digital Content is damaging (or is likely to damage) Microsoft’s reputation, involve Microsoft in public controversy, or subject Microsoft to liability. [*]
7.Other rights and obligations.
7.1.Security. Microsoft may add to the final release version of Software Titles delivered by Publisher to Microsoft certain Security Technology as Microsoft elects, or Microsoft may elect to modify signatures included in any Security Technology included in the Software Title by Publisher. Additionally, Microsoft may add Security Technology that prohibits playing Software Titles on Xbox Consoles units sold in a country different from the country in which Software Titles are intended to be distributed, or Software Titles modified in any way not authorized by Microsoft. Any changes in Security Technology will not be applicable to Software Titles already in Certification testing, unless otherwise agreed by Publisher. Subject to this Section 7.1, Microsoft may update Security Technology requirements from time to time via the Publisher Guide.
7.2.Samples. For each Software Title published under this Agreement, Publisher will provide a reasonable number of samples as per the Publisher Guide (but not to exceed [*] copies per Software Title). Microsoft may use such samples for non-revenue generating purposes, such as for marketing, as product samples, and for customer support, product and charitable giveaways, testing, and archival purposes. Publisher will not be required to pay Royalty Fees or other fees (e.g., Token fees) for any such samples, provided that any FPU samples are shipped directly from an Authorized Replicator to Microsoft. Provided the samples are used by Microsoft in accordance with the terms of this Section 7.2, Publisher will not be entitled to any Royalty Fee or other compensation with respect to Digital Content samples as authorized under this Section 7.2.
7.3.Demos. Subject to the Publisher Guide, Publisher may distribute Demo(s) digitally, either as a stand-alone or with other Demos, and the suggested price of such Demo(s) must be free or at a suggested retail price that does not exceed [*] or its equivalent in local currency. All rights, obligations, and approvals in this Agreement that apply to Software Titles will separately apply to any Demo. No royalties will be payable to Microsoft for any Demo.
7.4.Trials. Subject to the Publisher Guide, the suggested price of Trial units must be free. All rights, obligations, and approvals in this Agreement that apply to Software Titles will separately apply to any Trial. No royalties will be payable to Microsoft for any Trial.
7.5.Sub-Publishing. Publisher may enter into independent agreements with other publishers to publish Software Titles in approved countries if: (1) Publisher completes and provides to Microsoft, at least [*] before authorizing a Sub-Publisher to publish any Software Title(s) in each country for each Sub-Publisher, the Sub-Publishing Notification Form (as provided in the Publisher Guide) which will summarize the scope and nature of the Sub-Publishing relationship between Publisher and Sub-Publisher, identify which entity will be responsible for Certification of Software Title(s), list the Software Title(s) for which Sub-Publisher has acquired publishing rights, identify the geographic territory(ies) for which such rights were granted, and identify the term of Publisher’s agreement with Sub-Publisher; and (2) Publisher and Sub-Publisher are and remain at all times in good standing under their respective publisher license agreements.

Exhibit 10.1
7.6.Authorized affiliates. If the parties and Publisher’s Affiliate execute the “Authorized Affiliate” form (as provided by Microsoft in the Publisher Guide), such Affiliate may exercise the rights granted to Publisher under this Agreement. The foregoing will not apply to any Publisher Affiliate that operates from a European billing address. Any such European Affiliate must execute a Publisher Enrollment Form with Microsoft Ireland Operations Ltd., in the form provided in the Publisher Guide.
8.Pricing and Payment Exhibits. The parties will make payments to each other under the terms of the following Exhibit(s):
8.1.Exhibit 1: Digital Store Payments.
8.2.Exhibit 2: Physical Disc Manufacture and Sales.
9.Software Title parity. Each Software Title is subject to the following requirements:
9.1         Features and content parity.
9.1.1.Each Base Game and Game Feature will have at least the same features and content as any corresponding version of a Competitive Platform product, including all localization, Publisher subscriptions, support for record and share, gameplay streaming, remote access, and cloud streaming features (see Sections 11.4 – 11.7), multi-platform saves, and pack-in content from Publisher, subject to platform limitations. The parties will work together in good faith to address any platform limitations that may impact feature and content parity for the Xbox Console version.
9.1.2.Each Premium Downloadable Content, Demo, Trial, and additional downloadable content will have at least the same features and content as any corresponding version of a Competitive Platform product, subject to platform limitations. In the event that Publisher is unable to comply with this Section 9.1.2, the parties will work together in good faith to determine a mutually acceptable alternative.
9.2.Simship with Competitive Platforms.
9.2.1.If Publisher elects to Commercially Release a Base Game, then Publisher will Commercially Release each Base Game, including Publisher subscriptions and Game Features that are included as part of each such Base Game, either before or simultaneously with the Competitive Platform version of the Base Game (whether released as a DFU or on a physical disc) on a country-by-country basis.
9.2.2.Publisher will Commercially Release each Premium Downloadable Content, Demo, Trial and additional downloadable content either before or simultaneously with the Competitive Platform version of each Premium Downloadable Content, Demo, Trial and additional downloadable content on a country-by-country basis. In the event that Publisher is unable to comply with this Section 9.2.2, the parties will work together in good faith to determine a mutually acceptable alternative.
9.3.Software Title feature updates post-Commercial Release. Subject to hardware, and technical limitations and announce/availability of development tools, at any time after Commercial Release, with respect to any hardware feature updates made to a Software Title (e.g., HDR, spatial audio) that are available for a Console Version video game on a Competitive Platform [*], Publisher will (1) in its implementation of such features, optimize the performance and technical capability of Xbox Console versions in parity with the Console Version video game on the Competitive Platform; and (2) make the same hardware feature updates commercially available for the Xbox Console versions either before or simultaneously with the Console Version video game on the Competitive Platform. As used in this Section 9.3, “simultaneously” means within [*] of the availability of such hardware feature on a Competitive Platform. [*]
9.4.Cross Generation Licenses. Publisher will Commercially Release a cross generation license version of each Software Title [*]. Cross generation licenses must (1) grant End Users rights to both an Xbox One version and an Xbox Series version of the Software Title, and (2) include features and/or performance that differentiates the Xbox Series version of the Software Title from the Xbox One version, as described in the Publisher Guide.

Exhibit 10.1

10.Marketing, sales, support, and promotion.
10.1.Publisher responsible. As between Publisher and Microsoft, only Publisher will market Software Titles outside of the Microsoft Store, and only Microsoft is responsible and has sole discretion for marketing on the Microsoft Store and/or Microsoft sites. This section does not prohibit Publisher from purchasing advertising on Microsoft’s advertising platforms (including the Microsoft Store). Publisher will provide all technical and other support related to Software Titles. Publisher will provide appropriate contact information (including Publisher’s street address, telephone number, and the applicable individual/group responsible for customer support) to all End Users and to Microsoft for posting online. Microsoft is solely responsible for providing technical and all other support relating the Microsoft Store and Xbox Consoles.
10.2.Software Title Marketing license. Subject to Publisher’s prior written consent (which may be via email) in each case (which will not be unreasonably withheld), Publisher grants Microsoft a, fully-paid, royalty-free, non-exclusive license to: (1) publicly perform and publicly display Software Titles at conventions, events, trade shows, press briefings, public interactive displays, and the like; (2) use the title of, screen shots from, and additional marketing assets related to the Software Title in advertising and promotional material related to Xbox Consoles and other Microsoft products and services, as Microsoft may reasonably deem appropriate; and (3) distribute Demos as a standalone product or with other demo software. The licenses granted in this Section 10.2 are sublicensable to Microsoft’s Affiliates and third-party contractors. The parties may from time to time discuss additional proposed marketing and promotion activities. For purposes of the foregoing, it is not unreasonable for Publisher to withhold approval if it deems that its screen shots, advertising materials, and other materials permitted for use pursuant to this Section 10.2 would be depicted with Microsoft titles that compete with Publisher’s Software Titles, or Microsoft’s proposed use is inconsistent with Publisher’s marketing plan for such Software Title (e.g., use by Microsoft prior to Publisher’s official announcement of a Software Title or if the Software Title has an exclusive marketing partnership with a Competing Platform or other third party). The parties will develop a process to pre-approve uses of Software Titles and screen shots in accordance with this Section 10.2. Nothing in this Agreement, however, will preclude Microsoft from using screen shots, Marketing Materials, and other materials permitted for use pursuant to this Section 10.2 as permitted by law without a license (e.g., “fair use” under applicable copyright and trademark law).
10.3.Promotions. If Publisher wants to distribute Microsoft-generated codes that are redeemable by End Users for Digital Content downloads (“Tokens”) as part of promotional activities related to a Software Title (each, a “Token Promotion”), Publisher will comply with the Publisher Guide, including payment of all applicable fees as set in the Publisher Guide. Microsoft and Publisher may periodically develop, execute, and administer promotions involving Software Title(s) and execute a schedule for each Promotion as per the Publisher Guide.
11.Grant of distribution and other licenses; limitations.
11.1.Digital Content rights. In consideration of royalties payable under Exhibit 1, Publisher grants Microsoft a limited, transferable, sublicensable license (to Microsoft Affiliates), in authorized territories during the Term to: (1) broadcast, transmit, distribute to the public, communicate to the public, make available, host, publicly perform and publicly display, reproduce, stream, and store Digital Content and Software Title gameplay for access, use, viewing, download and storage by End Users and other third parties; provided, Microsoft acknowledges and agrees that the foregoing rights do not grant Microsoft (or End Users) the rights [*]. Notwithstanding the foregoing, this Section 11 does not prevent Publisher from making other platform versions of its Software Titles available via other platform-specific online services.
11.2.Multiple Generation Xbox Console Support. Publisher agrees that the rights granted to Microsoft in Section 11.1 also include the following rights in support of multiple-generational Xbox Console support [*]:

Exhibit 10.1
11.2.1.Microsoft may make all Software Titles that are playable on Xbox One (including Software Titles from prior Xbox generations authorized by Publisher to play on Xbox One) available for access and use on Xbox Series at no cost to End Users who purchased or otherwise obtained rights to (e.g., via subscription) such Software Titles. [*]
11.2.2.Microsoft may make all Software Titles playable on Xbox One (including Software Titles from prior Xbox generations authorized by Publisher to play on Xbox One) available for purchase for access and use on Xbox Series.
11.2.3.Additional requirements for multiple generation Xbox Console support may be included in the Certification Requirements.
11.2.4.Publisher grants Microsoft the right to conduct testing of Software Titles that are playable on Xbox One to ensure compatibility and playability on Xbox Series.
11.2.5.Publisher has obtained and will maintain all third-party rights, consents, and licenses necessary to meet its commitments and obligations in this Section 11.2.
11.3.Publisher Services. As between Publisher and Microsoft, Microsoft will solely offer, host, fulfill, and deliver Software Titles, Game Features, and any other Xbox Console related content or services to End Users, [*].
11.3.1.Subject to Publisher’s compliance with the terms of the Agreement and the Publisher Guide, Microsoft grants Publisher a, nonexclusive, royalty-free license to access the Xbox Services, as necessary to implement and operate the Publisher Services.
11.3.2.Subject to Microsoft’s advance written consent (which may be by email), Publisher may subcontract to a third party host all or any portion of Publisher’s rights or obligations solely with regard to providing Partner Services. All actions and failures to act of any third party engaged by Publisher are imputed to Publisher and deemed to be Publisher’s actions or failures to act. Publisher may provide the third party with access to only those portions of Xbox Services that are necessary to perform hosting services, and to no other portions. Publisher unconditionally and irrevocably guarantees any third party’s performance of the applicable obligations imposed by this Agreement and the GDK License.
11.3.3.Additional requirements for Publisher Services may be included in the Publisher Guide.
11.4.Gameplay record and share. The Xbox Console gameplay record and share features allow End Users to record their gameplay experiences and publish the recorded gameplay clips to share with third parties via Microsoft and third-party video sharing sites and services. [*], Publisher grants Microsoft a fully-paid, royalty-free, non-exclusive, perpetual license to, solely as part of the gameplay record and share features: (1) record portions of Software Title gameplay; (2) copy, archive, host, and have hosted such recordings; (3) apply various compression and streaming technologies to such recordings for the purpose of transmitting the recordings; (4) publicly perform, and publicly display such recordings, but in all cases, subject to the restrictions of Section 2.6.1 of Exhibit 1; and (5) grant to third parties the right to view such recordings. The licenses granted in this Section 11.4 are sublicensable to Microsoft’s affiliates, third-party contractors, and End Users.
11.5.Gameplay streaming features. The Xbox Console gameplay streaming features allow End Users to share their gameplay experiences with Microsoft and third-party applications and services (e.g., Mixer). [*], Publisher grants Microsoft a fully-paid, royalty-free, non-exclusive, perpetual license, solely as part of the gameplay streaming feature, to broadcast, transmit, distribute, host, publicly perform and publicly display, reproduce, make available, communicate to the public, and stream gameplay of a Software Title with Microsoft and third-party applications and services. The licenses granted in this Section 11.5 are sublicensable to Microsoft’s Affiliates, third-party contractors, and End Users.
11.6.Xbox Console Remote Access. [*], Publisher grants Microsoft a fully-paid, royalty-free, non-exclusive, perpetual license, solely as part of the Xbox Console Remote Access feature, to (a) broadcast, transmit, distribute, host, publicly perform and publicly display, reproduce, and stream

Exhibit 10.1
gameplay of a Software Title; and (b) provide use, access, and control of the gameplay on a Software Title on any Streaming Device.
11.7.Project xCloud Support. Publisher grants Microsoft a worldwide, royalty-free, exclusive, transferrable, sublicensable license, solely as part of Project xCloud, to (a) broadcast, transmit, distribute, host, publicly perform and publicly display, reproduce, make available, communicate to the public, and stream Software Titles and gameplay of Software Titles to Streaming Devices; and (b) provide use, access, and control of the gameplay of a Software Title on any Streaming Device. Except for the Royalty Fees provided in Exhibit 1, Publisher will not be entitled to any additional royalty or other payment in connection with Microsoft’s use of the Software Title in Project xCloud.  If Microsoft enables End Users to purchase Digital Content through Project xCloud via the Microsoft Store, [*]. For clarity, the Royalty Fee does not apply to purchases of Digital Content outside of the Microsoft Store. Any such purchases will be governed by a separate agreement executed by the parties.
11.7.1.[*]
11.8.Reservation. All rights not expressly granted in this Agreement are reserved. Without limiting the above, and except to the extent otherwise expressly provided in this Agreement, nothing in this Agreement may be construed as a license to either party’s IPR, expressly or by implication, estoppel, exhaustion, or otherwise.
11.9.Ownership. Except for IPR supplied by Microsoft to Publisher (including Microsoft Trademarks, licenses in software and hardware granted by a GDK License, or any of Microsoft’s IPR that Publisher may have included in any Software Titles), ownership of which Microsoft retains, Publisher will, as between the parties, own all rights in the Software Titles.
11.10.License to End Users. Publisher may create a license agreement to govern Publisher’s relationship with End Users with regard to Software Titles distributed to them (each, a “EULA”). If Publisher elects to bind End Users to a EULA, Publisher’s EULA must: (1) to the maximum extent allowed by applicable law, disclaim any warranties, limit liability, and exclude damages on behalf of Microsoft and its Affiliates, either by category (e.g., by a reference to “Publisher’s licensors”) or by name; (2) disclaim any obligation on the part of Microsoft or its Affiliates to provide support or other services; (3) not prevent or limit access to the Software Title; and (4) not purport to govern or change, in any way, the End User’s relationship with Microsoft under Microsoft’s applicable agreements with such End User.
12.Xbox Usage data and Personal Data. Microsoft may collect and store Xbox Console usage data, including, for example, statistics, scores, ratings, and rankings (collectively, “Xbox User Data”), which may include End User Personal Data. Microsoft may periodically make certain Xbox User Data available to Publisher in accordance with the then-current Microsoft Privacy Statement. With respect to the Personal Data transferred under this Agreement, Publisher and Microsoft agree that both Publisher and Microsoft are independent data controllers, and not joint controllers, as defined in the GDPR, of the Personal Data that each independently processes. Each party will comply with the obligations imposed on it under Data Protection Law. If Publisher receives Personal Data from Microsoft, then Publisher must comply with the following requirements:
12.1.Publisher must provide End Users with access to Publisher’s privacy statement that governs Publisher’s use of the Personal Data.
12.2.Publisher must ensure its network, operating system, software, databases, and other relevant computer systems are properly built, configured, and operated to store, manage and protect any Personal Data received or obtained from Microsoft in a secure manner.
12.3.Subject to an End User’s additional authorization or instructions to the contrary, Publisher (i) will only use Xbox User Data in connection with Publisher’s direct business relationship with Microsoft, and (ii) will not transfer or sell the Personal Data to any third party except to contractually bound processors or sub-processors operating on behalf of Publisher. To the extent the California Consumer Privacy Act applies to any Personal Data, Publisher hereby certifies that it understands the above restrictions and will comply with them.

Exhibit 10.1
12.4.Publisher will comply with Microsoft’s instructions on receiving data subject rights requests from End Users as set forth in the Publisher Guide.
12.5.Publisher will comply with Microsoft’s request to conduct a compliance review of Publisher’s adherence to and/or execution of privacy obligations under the terms of this Agreement and as required by applicable laws. [*].
12.6.Upon termination of the Agreement for cause, an adverse compliance review finding that Publisher is mishandling data, or upon investigation of Publisher by Microsoft or a third party for mishandling of data, Publisher will, at Microsoft’s request, [*].
12.7.Publisher will comply with Microsoft’s other reasonable requirements governing the use of Xbox User Data set forth in the Publisher Guide.
12.8.[Reserved]
12.9.In the event the parties agree that Publisher will make certain data of Publisher’s End Users available to Microsoft (“Publisher User Data”), the parties will enter into a data protection agreement to govern Microsoft’s rights and obligations regarding such Publisher User Data.
13.Trademark rights and restrictions.
13.1.Microsoft Trademarks. Publisher will incorporate Microsoft Trademarks, and include credit and acknowledge Microsoft as required by the Branding Specifications, in each Software Title, Demo, Trial, and all Marketing Materials. Subject to all terms of this Agreement, Microsoft grants to Publisher a non-exclusive, non-transferable license to use Microsoft Trademarks on Software Titles, Demos, Trials, and Marketing Materials, solely in connection with marketing, sale, and distribution in approved countries. Except as expressly permitted in this Agreement, Publisher is granted no right, and will not purport to permit any third party, to use Microsoft Trademarks in any manner without Microsoft’s prior written consent. Publisher has no right to use Microsoft Trademarks in connection with merchandising or selling related or promotional products, other than approved Demos. Publisher will not during the Term contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft’s rights or goodwill in Microsoft Trademarks in any country, including attempted registration of any Microsoft Trademark, or use or attempted registration of any mark confusingly similar to any Microsoft Trademark.
13.2.Branding Specifications. Publisher’s use of Microsoft Trademarks must comply with the Publisher Guide, including the Branding Specifications. Publisher will not use Microsoft Trademarks with third-party trademarks in a manner that might suggest co-branding or otherwise create confusion as to source or sponsorship of the Software Title or Marketing Materials, or ownership of Microsoft Trademarks, unless Microsoft has approved such use, expressly and in writing. If Publisher learns of any non-conformance with this Section 13.2, it will promptly remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.
13.3.Ownership; goodwill. Publisher acknowledges Microsoft’s ownership of, and all goodwill associated with, the Microsoft Trademarks. Use of the Microsoft Trademarks will not create any right, title, or interest in this Agreement in Publisher’s favor. Publisher’s use of the Microsoft Trademarks will inure solely to the benefit of Microsoft.
14.Confidentiality; publicity. The NDA will apply to all Confidential Information (defined in the NDA) provided by the parties under this Agreement or a GDK License (regardless of any earlier termination or expiration of the NDA). Any general terms in the NDA (e.g., applicable law and venue), however, will not apply to the extent they conflict with this Agreement. Except if otherwise stated in this Agreement, neither party will communicate with the press or public about their relationship under, or use the other’s name connected to, this Agreement, without the other’s express, prior, written consent, not to be unreasonably withheld. Notwithstanding the foregoing, if either party is advised by legal counsel that any portion of this Agreement must be disclosed as part of that party’s public filings, it will notify the other in writing and the parties will jointly seek confidential treatment of such information to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and Microsoft will prepare a redacted version of this Agreement for filing.

Exhibit 10.1
14.1.Press Releases. Neither party will issue any press releases to make any public announcements relating to the relationship established by this Agreement without the prior written consent of the other party, which consent will not be unreasonably delayed or denied.
15.Protection of proprietary rights.
15.1.Microsoft’s IPR. Publisher will promptly notify Microsoft if it learns of any infringement or misappropriation of Microsoft’s IPR related to this Agreement. Microsoft may take such actions as it deems advisable to protect its IPR, and Publisher will, on request, cooperate with Microsoft in all reasonable respects, at Microsoft’s expense. Microsoft will not, however, be required to take any action and may retain all proceeds derived from any such actions.
15.2.Publisher’s IPR. Publisher, without Microsoft’s express written permission, may bring any action related to actual or potential infringement of Software Titles, Marketing Materials, information, data, logos, software, or any other materials provided or otherwise made available by Publisher under or in relation to this Agreement (excluding only Microsoft Trademarks, Security Technology, and redistributable components in the form delivered to Publisher by Microsoft under a GDK License) (collectively, “Publisher Content”), to the extent such infringement involves Publisher’s IPR (but not Microsoft’s IPR). Publisher will make reasonable efforts to inform Microsoft regarding such actions in a timely manner and may retain all proceeds derived from any such actions.
15.3.Joint actions. The parties may jointly pursue cases of infringement involving Software Titles (as such products will contain IPR owned by each of them). Unless otherwise agreed, or unless recovery is expressly allocated between them by the court, if the parties jointly prosecute an infringement lawsuit under this Section 15.3, any recovery will be used first to reimburse the parties’ respective reasonable attorneys’ fees and expenses, pro rata, and any remaining recovery will also be given to the parties pro rata based on the fees and expenses incurred in bringing such action.
16.Representations, warranties, and disclaimers.
16.1.Publisher. Publisher continuously represents and warrants that:
16.1.1.It has full power to enter into this Agreement;
16.1.2.It has not previously granted, and will not grant, any rights to any third party that are inconsistent with the rights granted to Microsoft in this Agreement;
16.1.3.The Publisher Content does not, and Microsoft’s and End Users’ access to and use of Publisher Content through and in relation to Xbox Consoles (excluding Publisher Content) will not, infringe or misappropriate any third-party IPR;
16.1.4.It will comply with all laws, regulations, administrative and court orders, and requirements applicable to (and will keep in force all necessary permits, licenses, registrations, approvals, and exemptions throughout the Term, as long as it is) distributing, selling, or marketing Software Titles and Digital Content and Publisher’s obligations under this Agreement;
16.1.5.Except as otherwise set forth in this Agreement, Publisher has obtained and will maintain all third-party rights, consents, and licenses necessary for distributing, selling, or marketing Software Titles and Digital Content under this Agreement.
16.2.Microsoft. Microsoft represents and warrants that it has full power to enter into this Agreement and it has not previously granted, and will not grant, any rights to any third party that are inconsistent with the rights granted to Publisher under this Agreement.
16.3.Disclaimer. Expressly subject to Section 16.2, Microsoft provides all materials (including the Security Technology) and services under this Agreement “as is,” without warranty of any kind, and, to the maximum extent permitted by applicable law, disclaims all other warranties (express, implied, statutory, or otherwise) under the applicable laws of any jurisdiction, regarding the materials and services it provides under this Agreement, including any warranties of merchantability or fitness for a particular purpose, of freedom from computer viruses, and of non-infringement.

Exhibit 10.1
16.4.Excluded damages. To the maximum extent permitted by applicable law, in no event will Microsoft or its affiliates, licensors, or suppliers be liable for any special, incidental, punitive, or consequential damages of any kind or nature whatsoever, arising out of or related to this Agreement or the transactions contemplated under it, including lost profits or lost goodwill and whether based on breach of any express or implied warranty, breach of contract, tort (including negligence), or strict liability, regardless of whether Microsoft has been advised of the possibility of such damage or if such damage could have been reasonably foreseen.
16.5.Limitation of liability. Except for amounts owed under this Agreement, the maximum liability of Microsoft to Publisher or any third party relating to this Agreement will be the lesser [*]. Furthermore, under no circumstances will Microsoft be liable to Publisher for any damages whatsoever with respect to any claims relating to the Security Technology or its effect on any Software Title or for any statements or claims made by Publisher, whether in Publisher’s Marketing Materials or otherwise, regarding the availability or operation of any Software Title.
17.Defense of claims.
17.1.Obligation. If a Claim is brought against a party, its Affiliates, agents, licensees, or successors, or any agents, directors, officers, or employees of any of them (all, collectively, “Defendant”), the other party (“Respondent”) will defend the Claim (including by paying litigation costs and reasonable attorneys’ fees) and pay any settlement that Respondent consents to or any adverse final judgment. As used in this Section, “Claim” means an unaffiliated third party’s demand, suit, or other action to the extent: (1) as alleged, it reflects Respondent’s breach of this Agreement; (2) as alleged, it arises from or relates to Respondent’s gross negligence or willful misconduct; (3) solely for Microsoft as Respondent, it alleges that Publisher’s use in any country of a Microsoft Trademark, as permitted under this Agreement, infringes claimant’s trademark rights; or (4) solely for Publisher as Respondent, it relates to any Software Title or User Generated Content (excluding unmodified software delivered to Publisher by Microsoft under a GDK License), including any allegation relating to quality, performance, safety, privacy, security, or arising out of Publisher’s use of Microsoft Trademarks in breach of this Agreement.
17.2.Procedure. Defendant: (1) will promptly notify Respondent of any Claim and permit Respondent, using agreed counsel, to answer and defend; (2) at Respondent’s reasonable request and expense, will assist in the defense and provide non-confidential information; and (3) at its expense, may participate in the defense with separate counsel. Respondent is not responsible for settlements it does not consent to and will not settle Claims under this Section 17 without Defendant’s consent (with both parties’ consent not unreasonably withheld). Neither party will stipulate, acknowledge, or admit fault or liability on the other’s part without the other’s prior, written consent. Respondent will not publicize any settlement without Defendant’s prior written consent.
18.Insurance.
18.1.Coverage. Publisher will maintain sufficient and appropriate insurance coverage to enable it to meet its obligations under this Agreement and by law. Without limiting the foregoing, Publisher will maintain all coverage required by Table 1 (converted to the equivalent value in local currency, as of the date of issuance).

Table 1– Insurance Coverage Requirements
	Japan Sales Territory	Asian Sales Territory	Other Sales Territories
General liability coverage	[*]	[*]	[*]
Deductible not to exceed	[*]	[*]	[*]

18.2.Other requirements. On request, Publisher will deliver to Microsoft proof of the coverage required by this Section 18. If Microsoft reasonably determines that Publisher’s coverage is less than required to

Exhibit 10.1
meet its obligations under this Agreement, Publisher will promptly acquire such coverage and notify Microsoft.
19.Bankruptcy. The rights conferred by Publisher on Microsoft under this Agreement, including those described in Sections 10.1 and 11, constitute a license running from Publisher to Microsoft of a right to intellectual property for purposes of Section 365(n) of the United States Bankruptcy Code (11 U.S.C. 101, et seq.), and that Microsoft will have, in a bankruptcy proceeding in which Publisher is a debtor, the rights of a “licensee” as set forth in that provision. In a bankruptcy proceeding of Publisher, and notwithstanding any other term of this Agreement, Publisher will not have the power, absent Microsoft’s consent in its sole discretion, to assume or assign to a third-party any license running from Microsoft to Publisher of any property, interest, or right created in the Agreement, all such rights being purely personal to Publisher, such that governing non-bankruptcy law will preclude Publisher’s assignment (and, if applicable, assumption) of those rights without Microsoft’s consent.
20.Term and termination.
20.1.Term. This Agreement shall commence on the Effective Date and shall continue until December 31, 2023 (the “Term”). Unless one party gives the other notice of non-renewal within [*] of the end of the then-current term, this Agreement shall automatically renew for successive [*]. If the Agreement will expire, the parties will agree on a plan to allow End Users who purchase Software Titles near the expiration date to access and use the Digital Content of such Software Titles for a commercially reasonable time after expiration.
20.2.Termination. Either party may terminate this Agreement (in its entirety or solely for an applicable Software Title), effective immediately on notice if: (1) the other party materially breaches this Agreement (other than Section 14, the NDA, or a GDK License) and fails to cure within [*] after notice; (2) the other party materially breaches Section 14, the NDA, or a GDK License; or (3) if the other party becomes Insolvent. If Publisher is the breaching party, Microsoft may suspend availability of Digital Content during any cure period. “Insolvent” means admitting in writing the inability to pay debts as they mature; making a general assignment for the benefit of creditors; suffering or permitting appointment of a trustee or receiver for all or any assets, unless such appointment is vacated or dismissed within [*]; filing (or having filed) any petition as a debtor under any provision of law relating to insolvency, unless such petition and all related proceedings are dismissed within [*]; being adjudicated insolvent or bankrupt; having wound up or liquidated; or ceasing to carry on business.
20.3.Effect. On termination or expiration of this Agreement, Publisher has no further right to, and will not, exercise rights licensed under this Agreement, except that Publisher will have a period of [*] following the termination or expiration of this Agreement, or termination for a reason other than Publisher’s breach, to sell-off inventory of (i) FPUs existing as of the date of termination or expiration; and (ii) if and only if this agreement is terminated by Publisher for a material breach by Microsoft, FPUs manufactured under a bona fide purchase order accepted by an Authorized Replicator prior to the date of Publisher’s notice to Microsoft of termination (with respect to the manufacturing of any Software Title that has been previously approved by Microsoft). Publisher will, until the end of the Minimum Commitment term, continue to support existing Game Features for Software Titles sold before the effective date of termination or expiration.
20.4.Cross-default. If Microsoft has the right to terminate this Agreement, then it may also terminate the GDK License. If Microsoft has the right to terminate a GDK License, then Microsoft may also terminate this Agreement.
20.5.Survival. The following will survive expiration or termination of this Agreement: Sections 2, 6.3-6.4, 8, 10.1, 11.2.1, 11.4 (solely with respect to storing and distributing recorded gameplay clips), 11.5, 11.6, 12, 14-18, 20.3 - 20.5, and 21; Sections 1-4 of Exhibit 1; and Sections 1, 3.6-3.8, 3.10, 3.11, and 4-7 of Exhibit 2.
21.General.
21.1.Law, venue, attorneys’ fees. Washington State law governs this Agreement (excluding conflicts principles that would require applying different law). If federal jurisdiction exists, the parties consent to exclusive jurisdiction and venue in the King County, Washington federal courts. If not, the parties

Exhibit 10.1
consent to exclusive jurisdiction and venue in the King County, Washington Superior Court. In any action arising out of or relating to this Agreement, the prevailing party may recover its reasonable attorneys’ fees, costs, and other expenses, including those on appeal or in a bankruptcy action.
21.2.Notice. All notices under this Agreement will be: (1) in writing; (2) in English; (3) deemed given when received; (4) sent by delivery service, messenger, or registered or certified mail (postage prepaid, return receipt requested); and (5) addressed and sent, with any required copies, as provided in Table 1 below (or as the recipient has otherwise designated, in writing or by email, before notice was sent). Ordinary business communications (excluding, for example, those related to payment or breach) may be sent by email and need not be cc’d.

Table 1– Contact Information
To Microsoft:	Microsoft Corporation One Microsoft Way Redmond, Washington 98052-6399 USA	To Publisher:	Electronic Arts Inc. 209 Redwood Shores Pkwy. Redwood City, CA 94065
Attention:	General Manager, Global Games Partnerships and Development	Attention:	[*]
Phone:	(425) 882-8080	Phone:	(650) 628-1500
Fax:	(425) 936-7329	Fax:	[*]
Copy To:	Microsoft Corporation One Microsoft Way Redmond, Washington 98052-6399 USA Attn: Corporate, External, & Legal Affairs	Copy To:	Electronic Arts Inc. 209 Redwood Shores Pkwy. Redwood City, CA 94065 Attn: General Counsel
Copy To Fax:	(425) 936-7329	Copy To Fax:	[*]

21.3.No delay or waiver. No delay or failure to exercise or enforce any right or remedy under this Agreement, and no course of dealing or performance, will waive any such right or remedy. No express waiver of any right or remedy in one instance will waive such right or remedy in any other instance. All rights and remedies will be cumulative, not exclusive.
21.4.Assignment. Publisher may not assign this Agreement, or any right or duty under it, to any third party unless Microsoft expressly consents to such assignment, in writing. Microsoft may assign this Agreement, or any right or duty under it, as it deems appropriate, or authorize its affiliates or contractors to perform this Agreement in whole or part on Microsoft’s behalf. A merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party’s stock, or of all or substantially all of its assets, is deemed to be an assignment. This Agreement will inure to the benefit of and bind the parties, their successors, administrators, heirs, and permitted assigns.
21.5.Relationship. Each party is an independent contractor to the other and has no authority to act on behalf of or bind the other, and this Agreement does not create any other relationship (e.g., employment, partnership, or agency).
21.6.Interpretation. If a court of competent jurisdiction finds any part of this Agreement illegal, unenforceable, or invalid, that part will be deemed replaced with an enforceable term most closely matching the parties’ intent, and the rest of the Agreement will remain in full force and effect. This Agreement will be interpreted according to its plain meaning without presuming that it should favor either party. Unless stated or context requires otherwise: (1) all internal references are to this Agreement, its parties, and its Exhibits; (2) all monetary amounts are expressed and, if applicable, payable, in U.S. dollars; (3) “days” means calendar days; (4) “may” means that the applicable party has a right, but not a concomitant duty; (5) “partner”, if used in this Agreement or related documents, is used in its common, marketing sense and does not imply a partnership; (6) “notify” means to give notice as provided in (and “notice” means a notice that complies with) Section 21.1; (7) “current” or “currently” means “as of the Effective Date” but “then-current” means the present time when the applicable right is exercised or performance rendered or measured; (8) URLs are understood to also

Exhibit 10.1
refer to successors, localizations, and information or resources linked from within websites at such URLs; (9) lists of examples following “including”, “e.g.”, “such as”, or “for example” are deemed to include “without limitation”; and (10) “or” means “and/or” (i.e., “a or b” is interpreted to mean “a, or b, or both a and b”); and (11) a party’s choices under this Agreement are in its sole discretion.
21.7.Injunction. Publisher’s threatened or actual unauthorized use of Microsoft Trademarks or other Microsoft proprietary rights, and either party’s threatened or actual breach of confidentiality provisions, may result in immediate and irreparable damage for which there is no adequate remedy at law. In such event, the non-breaching party is entitled to appropriate injunctive relief from any court of competent jurisdiction.
21.8.Miscellaneous. All rights and remedies under this Agreement are cumulative. Each party will pay its own costs to perform (except if expressly stated otherwise). This Agreement: (1) is effective only when manually signed (i.e., with a pen) or signed via an electronic signature service by authorized representatives of both parties, which signature requirement is, without limitation, a material term; (2) is the parties’ entire agreement on this subject and merges, replaces, and supersedes all related oral understandings, representations, prior discussions, letters of intent, or preliminary agreements, including any Xbox One Publisher License Agreement between the parties; (3) is formed as of the Effective Date; (4) may be modified only by a writing hand-signed (i.e., with a pen) or signed via an electronic signature service by authorized representatives of each party (except as otherwise expressly provided in this Agreement); and (5) may be executed in counterparts, by fax or other electronic means to accurately send images, or by electronic signature service. The parties have formed this Agreement as of the Effective Date.
21.9.Microsoft Portal Terms and Conditions. Publisher may be required to accept terms and conditions for the use of Microsoft web portals, including the App Developer Agreement (or its successor) governing the Microsoft Store and/or Partner Center (the “ADA”). In the event of any conflict between the terms of this Agreement and the ADA, the terms of this Agreement will control regarding the obligations of the parties governed by this Agreement (including the Certification, sale, and support of Publisher’s Xbox Console Software Titles).

[signature page follows]

Exhibit 10.1
Agreed and accepted:

Microsoft Corporation	Electronic Arts, Inc.
Signature: /s/ Lance Peterson	Signature: /s/ Paul Cairns
Name: Lance Peterson	Name: Paul Cairns
Title: Xbox 3PP Program Manager	Title: SVP Business Affairs & Development
Date: 9/25/2020	Date: 9/24/2020

EA Swiss Sàrl	EA Swiss Sàrl
Signature: /s/ Loris Botto	Signature: /s/ Michael Kearney
Name: Loris Botto	Name: Michael Kearney
Title: Director	Title: VP Global Operations
Date: 9/25/2020	Date: 9/25/2020

Exhibit 10.1
EXHIBIT 1 – DIGITAL STORE PAYMENTS
1. Definitions. Capitalized terms used in this Exhibit but not defined below will have the meanings provided in the Agreement.
1.1.“Advertisements” will have the meaning set forth in Section 2.7.1.
1.2.“Advertising Revenue” will have the meaning set forth in Section 2.7.
1.3.“CSV” means currency stored value that consumers may use to redeem for goods or services from Microsoft that are distributed online. The rates, values, and policies applicable to use of CSV are available in the Publisher Guide.
1.4.“CSV Remittance Rate” means the rate that Microsoft will use to calculate the Royalty Fee due Publisher for Digital Content purchased with CSV. Microsoft reserves the right to change the CSV Remittance Rate [*], and will publish any such change in the Publisher Guide. Notwithstanding the foregoing, the CSV Remittance Rate is currently [*].
1.5.“Licensed Music” will have the meaning set forth in Section 2.6.1.
1.6.“WSP” or “Wholesale Price” means, when used in this Exhibit 1, the price set by Publisher for Digital Content.
2.Digital Content and PDLC.
2.1.Generally. Publisher may submit Digital Content to Microsoft for distribution via the Microsoft Store. Publisher will set the WSP, which can be zero. Microsoft may choose to offer such Digital Content to End Users for free, for a fee, or not at all and for sale in currency or via CSV. If Publisher is requesting that Digital Content be delivered for free via the Microsoft Store, Microsoft may also charge Publisher a reasonable fee for such service (except as otherwise agreed to by the parties in writing). For all Digital Content for which Microsoft receives payment, Microsoft will pay Publisher a royalty as per Section 2.2 (“Royalty Fee”).
2.2.Royalty. Microsoft will pay Publisher a royalty percentage for Digital Content as follows:
2.2.1.CSV purchases. For Digital Content and PDLC made available and purchased with CSV, the Royalty Fee will equal [*].
2.2.2.Non-CSV purchases. For non-CSV purchases of Digital Content and PDLC, or content sold for “free,” the Royalty Fee will equal [*]. The wholesale and actual prices do not include any pass-through taxes such as sale, use, and/or VAT/GST that are ordinarily collected from End Users whether or not those taxes are displayed to End Users.
2.3.Payment. Within [*] after the end of [*], or more frequently, Microsoft shall provide Publisher with access to a statement and release payment for any Royalty Fees due to Publisher. In the event Royalty Fees are less than $200 for a given month, then no payment will be made until such Royalty Fees accrued exceed $200. Publisher has [*] after the receipt of the statement to dispute the information presented on the statement, provided that (i) the foregoing shall not affect Publisher’s audit rights as provided below; or (ii) the foregoing shall not apply to any amounts which Microsoft failed to report via the sales or settlement report (e.g. the settlement report never includes sales reports for a given product). [*]
2.4.Xbox Services billing, collection, and Publisher Hosted Services. Microsoft has the sole right to bill and collect all fees associated with Xbox Services, including for subscriptions or any Digital Content for which End Users may be charged, [*]. As between Publisher and Microsoft, Microsoft will solely offer, host, fulfill, and deliver Digital Content and any other Xbox Console-related content or services to End Users, except as permitted for Publisher Services.
2.5.Offsets. Subject to and only in connection with the terms of this Section 2.5, Microsoft reserves the right to adjust Publisher’s Royalty Fee payment amount to reflect offsets, in the month the offset is received by Microsoft, for: (1) actual amounts uncollectable in relation to sales of Publisher’s Digital Content and PDLC (e.g., canceled credit card payments, invalid credit card accounts); and (2) any return(s) of

Exhibit 10.1
Publishers’ Digital Content and PDLC. Subject to the terms of this Section 2.5, Microsoft may elect to accept returns of Digital Content and PDLC from End Users in accordance with the terms of sale provided via the Microsoft Services Agreement. Unless Publisher has provided its prior written approval, however, or the parties otherwise agree to a higher cap amount, the total returns that can be netted out of the Royalty Fee calculation will not exceed [*] of the total number of units sold in any quarter. For any returns accepted by Microsoft, Microsoft will revoke the digital content license associated with the applicable End User’s Microsoft account. Note that any revocation of digital content license in accordance with Section 6.5 of the main body of this Agreement is excluded from the [*] referenced above. Upon written notice to Publisher (email shall suffice), Microsoft shall only have the right to offset amounts due to Publisher under this Section 2.5 of this Exhibit 1 in the event Publisher fails to pay Microsoft any amounts due under the Agreement. If actual amounts uncollectable in (1) above exceed [*] payable to Publisher in any [*], the parties will immediately discuss reasonable business efforts to reduce such actual amounts. Microsoft will coordinate with Publisher in good faith to make returns and uncollectible amounts reporting available to Publisher detailing (i) the total amount of End User returns occurring in such period, and (ii) the total amount of uncollectible amounts occurring in such period, in each case reported separately to Publisher in such period.
2.6.Additional payment. Without limiting Section 16.1.5 of the main body of this Agreement, for the sale of Software Titles (including any embodied Digital Content), Publisher will pay all: (1) so-called “record” royalties to artists, producers, engineers, mixers, A&R executives, and other royalty participants; (2) mechanical royalties to publishers of copyrighted musical compositions; (3) synchronization royalties to publishers of copyrighted musical compositions; (4) payments required under collective bargaining agreements applicable to Publisher or its affiliates; and (5) other royalties, fees, or amounts required to be paid to any third party under Section 16.1.5. Notwithstanding the foregoing, Microsoft acknowledges that, with respect to musical compositions embodied in Software Titles that support Project xCloud, as between Publisher and Microsoft, Publisher hereby grants the corresponding public performance rights (and other similar rights) to Microsoft to the extent Publisher owns, controls or is authorized to grant such rights, and otherwise Microsoft shall be responsible for securing, administering and paying for any public performance licenses (or other similar rights licenses in countries outside the United States, including making available or communication to the public licenses) solely to the extent required by law and necessary to support Project xCloud. To enable Microsoft to secure, administer and pay any such licenses, Publisher shall use good faith efforts to cooperate with Microsoft’s reasonable requests. For example, at Microsoft’s request, Publisher will provide detailed information regarding the musical compositions contained in Software Titles, including the owner(s) or controller(s) of the public performance rights therein (e.g., in the form of cue sheets or as otherwise agreed).
2.7.[Reserved].
2.8.Taxes. Neither party is liable for any of the other party’s taxes that the other is legally obligated to pay and that are incurred or arise in connection with or related to transactions under this Agreement, and all such taxes (including net income or gross receipts taxes, franchise taxes, property taxes, or taxes arising from sales between a party and its subscribers or customers) are the financial responsibility of the party legally obligated to pay such tax. Each party will pay to the other any sales, use, or value-added taxes owed by that party solely as a result of entering into this Agreement and required to be collected under applicable law. A party may provide to the other a valid exemption certificate, in which case that other party will not collect taxes covered by such certificate. Each party will defend, indemnify, and hold the other harmless from any taxes (including sales or use taxes paid by one party to the other) or claims, causes of action, costs (including reasonable attorneys’ fees), and any other liabilities of any kind whatsoever related to a party’s taxes. If any taxes must be withheld on payments made by one party to the other, the paying party will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. The paying party will secure and deliver to the other an official receipt for those withholdings and other documents reasonably requested by the other to claim a foreign tax credit or refund. The parties will use reasonable efforts to ensure that any taxes withheld are minimized to the extent possible under applicable law. This tax section will govern the treatment of all taxes arising as a result of, or connected with, this Agreement notwithstanding any other section of this Agreement.

Exhibit 10.1
3.Audit. Each party will keep all usual and proper records related to its performance under this Agreement (including any addenda or amendments), including audited financial statements and support for all transactions related to the ordering, production, inventory, distribution, billing/invoicing, or payment information for [*] years from the date created. [*] (“Auditing Party”) may, on [*], cause a third-party independent CPA or law firm to audit or inspect the [*] (“Audited Party”) records no more than [*] to verify compliance with the financial, royalty, and payment terms of this Agreement. Auditing Party will have access to the previous [*] of Audited Party’s records from the date that the audit request notice was received by Audited Party. The right of inspection and consultation will expire with respect to all records related to any amounts payable under this Agreement on the [*] of the date of the statement or payment to which such records relate. Any such audit will be conducted during regular business hours at Audited Party’s offices and will be paid for by Auditing Party, unless Material discrepancies are disclosed. If Material discrepancies are disclosed, Audited Party will pay Auditing Party [*]. For purposes of this Section 3, “Material” means [*] (net of any overpayments that may have occurred during such audit period).
4.Xbox Play Anywhere. If Publisher Commercially Releases a Software Title that supports Xbox Play Anywhere (“XPA”), which means that the Software Title is playable on both Xbox Consoles and Windows 10 (as further described in the Publisher Guide), then Publisher acknowledges that for XPA Software Title(s) purchased via the Microsoft Store, the Royalty Fee set forth in Section 2 of Exhibit 1 shall be the sole compensation payable to Publisher for such XPA Software Title.

Exhibit 10.1
EXHIBIT 2 – PHYSICAL DISC MANUFACTURE AND SALES
The terms of this Exhibit govern the manufacturing and sale of Publisher’s Software Titles on game media.
1.Definitions. Capitalized terms used in this Exhibit but not defined below will have the meanings provided in the Agreement.
1.1.“Authorized Replicator” means a software replicator approved by Microsoft to replicate FPUs for Xbox Consoles.
1.2.“BTS” means a Microsoft-designed break-the-seal sticker that will be issued to the Authorized Replicator for placement on the Packaging Materials as specified in the Publisher Guide.
1.3.“FPU” or “Finished Product Unit” means a copy of a Software Title, in object code form, that has passed Certification, has been affixed to a game media and is approved by Microsoft and Publisher for release and manufacturing. Once Packaging Materials have been added and the BTS has been assigned to the FPU or its packaging, the FPU also includes its accompanying BTS and Packaging Materials.
1.4.“FPU Verification Version” means a unit of a Software Title that is intended to comply fully with all terms of the Agreement and this Exhibit and that has not passed Certification, which Publisher or an Authorized Replicator provides for testing purposes.
1.5.“Packaging Materials” means art and mechanical formats for a Software Title, including retail packaging, End User instruction manual, warranties, End User warnings, FPU media label, and any promotional inserts and other materials to be included in retail packaging.
1.6.[Reserved].
1.7.“Sell-Off Period” will have the meaning set forth in Section 3.10.
1.8.“Threshold Price” means the WSP (for the North American, the European Middle East and African, the Asian, the Australian, and the South American Sales Territories) or SRP (for the Japan Sales Territory) at which Publisher intends to sell Software Titles. If the Software Title is bundled with any product or service that is not a Software Title, the Threshold Price will be the WSP or SRP for the entire bundle.
1.9.“WSP” or “Wholesale Price” means, in or for a given Sales Territory, the [*] per-unit price that Publisher (or any third-party licensee to which Publisher grants distribution or resale rights) intends to or does charge distributors, retailers, or in bona fide third-party transactions for the right to distribute and resell FPUs, however: (1) no transactions involving Publisher Affiliates will be considered in determining WSP; and (2) if the WSP for an FPU varies among countries in a Sales Territory, then (a) WSP in the [*] will determine the royalty for the entire North American Sales Territory; (b) [*] WSP in [*] will determine the royalty for the entire European, Middle East and African Sales Territory; (c) [*] WSP in [*] will determine the royalty for the entire Asian Sales Territory; (d) the WSP for [*] will determine the royalty for the entire Australian Sales Territory; and (e) the WSP for [*] will determine the WSP for the South American Sales Territory.
2.Distribution License Conditions
2.1.Content rating. Publisher must include the content ratings(s) for all Software Titles prominently on FPUs and Marketing Materials, as per the applicable rating body’s guidelines. If, after Commercial Release, Microsoft or a ratings body determines that the Software Title is suitable for adults only or is indecent, obscene, or illegal, Publisher must recall, at Publisher’s own expense, all FPUs for the Software Title.
2.2.Distribution license. On Certification of a Software Title, approval of Marketing Materials, and receipt of the FPU Verification Version by Microsoft, and subject to all terms of the Agreement and this Exhibit, Microsoft grants Publisher a non-exclusive, non-transferable, personal license to distribute FPUs containing redistributable, sample code, and Security Technology in approved Sales Territories, solely in FPU form, to third parties for distribution to users or directly to End Users. Except for transfers of FPUs through normal distribution channels (e.g., retailers, wholesalers), Publisher may not sublicense, transfer, or assign its rights under this license to any third parties (including any right to distribute Software Titles or FPUs to another entity that will brand, co-brand, or otherwise assume control over such products as a

Exhibit 10.1
“publisher” as that concept is understood in the console game industry) without Microsoft’s express, prior, written consent. Publisher’s license does not include any right, power, or authority to subject Microsoft’s software (or derivative works of, or IPR associated with, such software) in whole or in part to any terms of an Excluded License. “Excluded License” means any license that requires, as a condition of use, modification, or distribution of software subject to the Excluded License, that such software or other software combined or distributed with such software be: (1) disclosed or distributed in source code form; (2) licensed for the purpose of making derivative works; or (3) redistributable at no charge.
2.3.Distribution limitations. Except as provided for in the Agreement and this Exhibit, Publisher will distribute FPUs only in the Sales Territories for which the Software Titles have been approved by Microsoft. Publisher will not, directly or indirectly: (1) export any FPUs from one Sales Territory to another, or outside of Sales Territories; (2) assist or knowingly permit any third party in doing so, except for de minimis quantities of which Publisher provides Microsoft advanced written notice; or (3) distribute FPUs to any person or entity that Publisher has reason to believe may re-distribute or sell such FPUs outside a Sales Territory. Publisher may, however, request to distribute FPUs in countries outside the Sales Territories, and Microsoft will not unreasonably withhold consent.
2.4.Simship obligations.
2.4.1.DFU and FPU Simship. For each FPU of a Base Game Commercially Released in a given Sales Territory, a DFU of the same Base Game must be made available for distribution in that same Sales Territory, on a country-by-country basis, via the Microsoft Store simultaneously. For purposes of this Section 2.4 only, “simultaneously” means within [*] of FPU Commercial Release.
2.4.2.[*]
3.Manufacturing
3.1.Replication. Publisher will use only Authorized Replicators to produce FPUs. Before placing an order with an Authorized Replicator, Publisher will confirm with Microsoft that such entity is an Authorized Replicator, as such list of Authorized Replicators may change from time to time. A then-current list of Authorized Replicators will be in the Publisher Guide. Publisher will notify Microsoft of its intended Authorized Replicator for each Software Title. The agreement for replication services will be negotiated between Publisher and the applicable Authorized Replicator, subject to the terms of the Agreement and this Exhibit. Microsoft may charge Authorized Replicator for rights, services, or products associated with manufacturing FPUs. The agreement between Microsoft and each Authorized Replicator grants Microsoft the right to instruct Authorized Replicator to cease manufacturing FPUs, or to prohibit releasing FPUs to Publisher or its agents, if Publisher is in breach of the Agreement (including this Exhibit) or any credit arrangement between the parties. Microsoft does not guarantee performance of, and will not be liable for the failure to perform any agreement by, any Authorized Replicators. Microsoft is not obligated to ensure that FPUs are free of defects. [*]
3.2.Submission to Authorized Replicator. Microsoft, and not Publisher, will provide to the applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for manufacturing FPUs, including the Security Technology. Publisher will prepare and deliver to the Authorized Replicator all other items required for manufacturing FPUs, including approved Packaging Materials associated with the FPUs.
3.3.Verification Versions. Publisher shall allow Microsoft to cause Authorized Replicator to create several Verification Versions of each FPU that has been submitted, but has not passed Certification, that will be provided to both Microsoft and Publisher for evaluation. Before Authorized Replicator fully manufactures FPUs, both parties must approve the applicable Verification Version. Microsoft’s approval of each Verification Version is a condition precedent to Publisher’s right to manufacture, however Publisher will grant final approval and will work directly with Authorized Replicator regarding the production run, including by verifying that all FPUs are replicated in conformity with all quality standards and manufacturing specifications, policies, and procedures that Microsoft requires of Authorized Replicators and all Packaging Materials are approved by Microsoft before pack out. Publisher will cause Authorized Replicator to include BTS on each FPU.

Exhibit 10.1
3.4.Manufacturing reports. Publisher will provide Microsoft with forecasts showing [*] manufacturing projections by Sales Territory for each Software Title. Publisher will use commercially reasonable efforts to cause Authorized Replicator to deliver to Microsoft, within [*] after the end of each [*] during the Term, accurate [*] statements of FPUs manufactured in such month, for each Software Title and with sufficient detail to satisfy Microsoft. Microsoft will have reasonable audit rights to examine Authorized Replicator’s records regarding the number of FPUs manufactured.
3.5.Samples. In addition to DFU Samples required in the Agreement, for each Software Title published under the Agreement and this Exhibit, Publisher will provide to Microsoft a reasonable number of samples (as per the Publisher Guide, but not to exceed [*] per Software Title per Sales Territory in which the Software Title will be Commercially Released). Publisher will not be required to pay royalty fees for such FPU samples if the samples.
3.6.Support. Publisher will provide all technical and other support related to FPUs, except as such support relates to Xbox Services. Publisher will provide appropriate contact information (including Publisher’s street address, telephone number, and the applicable individual/group responsible for customer support) to all End Users and to Microsoft for posting on www.xbox.com.
3.7.Warranty. Publisher will provide the original End User of any FPU a minimum warranty (in writing and in practice) that complies with local laws (as reasonably determined by Publisher) in each country of each Sales Territory in which the FPU is sold. Publisher will offer End Users additional warranty coverage in the applicable country of each Sales Territory as required by local law.
3.8.Recall of FPUs. Notwithstanding anything in the Agreement and this Exhibit to the contrary, if there is a material defect in any FPUs that in Publisher’s and Microsoft’s reasonable judgment would: (1) significantly impair any End User’s ability to play such FPU; or (2) adversely affect Xbox Console gameplay, Microsoft may require Publisher to recall FPUs, at Publisher’s own expense, and promptly repair or replace such FPUs if the defect has not been otherwise remedied via a Title Update.
3.9.No unapproved or unauthorized bundling. Except as expressly stated in this Section 3.9, Publisher will not market or distribute FPUs bundled with any other product or service, or knowingly permit or assist any third party in such bundling, without Microsoft’s prior written consent. Publisher [*]
3.10.Effect and sell-off. On termination or expiration of the Agreement, Publisher has no further right to, and will not, exercise rights licensed under the Agreement and will promptly cease all manufacture of FPUs through its Authorized Replicators and, other than as provided below, cease using Microsoft Trademarks. Publisher will have [*] after expiration (or termination, if not due to Publisher’s breach) (“Sell-Off Period”) to (i) sell its inventory of FPUs existing as of the date of termination or expiration; and (ii) if and only if this Agreement is terminated by EA for a material breach by Microsoft, FPUs manufactured under a bona fide purchase order accepted by an Authorized Replicator prior to the date of Publisher’s written notice to Microsoft of termination (with respect to the manufacturing of any Software Title that has been previously approved by Microsoft); after which Publisher will immediately return all unsold FPUs to an Authorized Replicator for destruction. Publisher will cause the Authorized Replicator to: (1) destroy all returned FPUs; and (2) have its authorized representative certify to Microsoft, in writing, that all such FPUs were destroyed. All of Publisher’s obligations under the Agreement and this Exhibit will apply during such Sell-Off Period. If the Agreement is terminated due to Publisher’s breach, Microsoft may require Publisher to immediately destroy all undistributed FPUs not yet distributed to Publisher’s distributors, dealers and/or end users and shall require all those distributing the FPU over which it has control to cease distribution. Publisher will, until the end of the Minimum Commitment term, continue to support existing Game Features for FPUs sold before the effective date of termination or expiration.
3.11.Duty to defend. Publisher’s obligations set forth in Section 17.1 (“Defense of Claims”) of the Agreement shall include any and all third party claims that relate to the Software Title FPUs.
4.Platform royalty. For each FPU manufactured during the Term, Publisher will pay Microsoft nonrefundable royalties as per Table 1 and Table 2 of this Exhibit 2, and based on the Threshold Price and Sales Territory where FPUs are sold. To determine the applicable royalty rate, first determine the royalty tier (“Royalty Tier”) based on the Threshold Price and Sales Territory from Table 1. The royalty rate is set forth at the intersection of

Exhibit 10.1
the Sales Territory and Royalty Tier in Table 2. For example, if the Wholesale Price of a Software Title sold in the North American Sales Territory is [*], Table 1 provides that Tier 1 royalty rates apply, which, according to Table 2, are [*].

Table 1: Royalty Tier
[*]

Table 2: Royalty Rate
[*]

4.1.Standard Software Titles. Publisher will submit to Microsoft, at least [*] before placing the first manufacturing order for a Software Title, a completed “Xbox Console Royalty Tier Selection Form” as specified in the Publisher Guide (which may require electronic submission) for each Sales Territory. The selection in such form will be effective only once approved by Microsoft. If a Standard Software Title does not have an approved Xbox One Royalty Tier Selection Form (e.g., due to Publisher not providing, or Microsoft not yet approving the form), the royalty rate for such Standard Software Title will default to Tier 0, regardless of the actual [*] (e.g., if Microsoft does not approve the form because it is filled out incorrectly, the royalty rate will default to Tier 0).
4.2.Unit Discounts. Publisher is eligible for a discount on FPUs manufactured for a particular Sales Territory (a “Unit Discount”) based on the number of FPUs manufactured for sale in only that Sales Territory (i.e., there is [*] for a particular Software Title [*] Sales Territories) as set forth in Table 3 of this Exhibit 2. The discount will be rounded up to the nearest USD Cent, Yen, or Euro Cent.

Table 3: Unit Discounts
[*]
4.3.Royalty Tier migration. [*] after Commercial Release of a FPU in a Sales Territory, Publisher may elect to change the Royalty Tier to any other valid Royalty Tier (e.g., migrate from Tier 1 to Tier 2 or from Tier 1 to Tier 3). A Software Title may migrate Royalty Tiers [*]. Publisher must submit to Microsoft, at least [*] before placing the first manufacturing order under the desired migrated Royalty Tier a completed “Xbox Console Royalty Tier Migration Form” as specified in the Publisher Guide (which may require electronic submission). Unit Discount accumulation [*].
4.4.Greatest Hits Program. In each Sales Territory, if (i) a Software Title meets the criteria set forth below at the time of the targeted Commercial Release date of the Greatest Hits FPU; and (ii) Publisher satisfies all the conditions set forth below, Publisher is authorized to manufacture and distribute Greatest Hits FPUs in such Sales Territory at the royalty rate in Table 2 above applicable to Greatest Hits FPUs.
4.4.1.The Software Title must have been commercially available as a Standard FPU in the applicable Sales Territory for at least [*] at the time of Commercial Release of the Greatest Hits FPU.
4.4.2.As of the date Publisher wishes to Commercially Release the Software Title as a Greatest Hits FPU, Publisher must have manufactured the minimum FPUs and reached the minimum number of DFU transactions for such Software Title as set forth in Table 4 of this Exhibit 2 below:

Table 4: Combined FPU and DFU Transaction Thresholds
[*]
[*].
4.4.3.Packaging for a Greatest Hits Software Title must comply with all Microsoft packaging and branding requirements set forth in the Publisher Guide.

Exhibit 10.1
4.4.4.The Greatest Hits FPU version must be the same or substantially equivalent to the Standard FPU version of the Software Title. Publisher may modify or add additional content or features to the Greatest Hits FPU version of the Software Title (e.g., demos or game play changes) subject to Microsoft’s review and approval, and Publisher acknowledges that any such modifications or additions may require the Software Title to be re-Certified at Publisher’s expense.
4.4.5.Publisher acknowledges that Microsoft may change any of the qualifications for participation in a Greatest Hits Program upon [*] advanced written notice to Publisher, provided that any such change will not apply to Software Titles for which a complete Hits Program Election Form has already been approved by Microsoft.
4.4.6.Publisher shall submit to Microsoft, at least [*] prior to the targeted Commercial Release of the Greatest Hits Software Title, a completed and signed Xbox Console Greatest Hits Programs Election Form in the form available in the Publisher Guide for each Sales Territory. The Xbox Console Greatest Hits Programs Election Form will be effective once it has been approved by Microsoft. If the Xbox One Greatest Hits Programs Election Form is not approved for any reason, Microsoft must notify Publisher of the reasons for disapproval within a reasonable amount of time. If a Greatest Hits Software Title does not have an approved Xbox Console Greatest Hits Programs Election Form as required hereunder (e.g., as a result of the Publisher not providing an Xbox Console Greatest Hits Programs Election Form or because Microsoft has not approved the Xbox Console Greatest Hits Programs Election Form), the royalty rate for such Software Title will default to the Royalty Tier that applied to the last manufacturing of the Software Title (i.e., if Microsoft does not approve an Xbox Console Greatest Hits Programs Election Form because it is filled out incorrectly, the royalty rate will default to the Royalty Tier that applied to the last manufacturing of the Software Title). Publisher may elect either GH Tier 1 or GH Tier 2 at initial Commercial Release as a Greatest Hits Software Title provided that the Greatest Hits Software Title meets the Threshold Price requirements set forth in Table 1 above.
4.4.7.After [*] from the Commercial Release of a Greatest Hits Software Title, Publisher may elect to change the previously elected Greatest Hits Tier royalty rate for such Greatest Hits Software Title to a lower Greatest Hits Tier royalty rate in a specific Sales Territory provided that the Greatest Hits Software Title has a [*] that meets the requirements for the newly elected Greatest Hits Tier royalty rate in Table 1 above.
4.4.8.To change a previously elected Greatest Hits Tier royalty, Publisher must submit to Microsoft, at least [*] before placing the manufacturing order for the applicable Greatest Hits Software Title, a completed Xbox Console Greatest Hits Royalty Tier Migration Form (a “Greatest Hits Tier Migration Form”) set forth in the Publisher Guide for each Sales Territory. The change in royalty rate will only apply to manufacturing orders for such Greatest Hits Software Title placed after the relevant Greatest Hits Tier Migration Form has been approved by Microsoft. Microsoft shall approve or provide reasons for disapproval within a reasonable amount of time from submission by Publisher.
5.Asian Language Localization Incentive Program. [*]
5.1.Two (2) Royalty Tier Discount (“Two Tier Discount”): A Software Title must meet the following requirements to qualify for a Two Tier Discount: [*]
5.2.Three (3) Royalty Tier Discount (“Three Tier Discount”): A Software Title qualifies for a Three Tier Discount if, in addition to meeting all the Two Tier Discount qualifications in Section 5.1, the text and subtitles of the Software Title are localized into the Korean language.
5.3.Asian Language Localization Incentive Platform Royalty. For up to [*] manufactured under the Asian Language Localization Incentive Program, Publisher will pay to Microsoft nonrefundable royalties per Table 5 of this Exhibit 2. To determine the applicable royalty rate, first determine the Royalty Tier based on the Wholesale Price for the Asian Sales Territory from the “Asian WSP” column in Table 5 below. The royalty rate is set forth at the intersection of the Royalty Tier and the number of applicable Royalty Tier discounts (i.e., 2 or 3). Regardless of the number of Royalty Tier discounts for which the Software Title

Exhibit 10.1
qualifies, the maximum Royalty Tier Discount is [*]. For example, if the Wholesale Price of a Software Title sold in the Asian Sales Territory is [*], Table 5 provides that the Tier 2 royalty rates [*] would apply.

Table 5: Asian Language Localization Program Tier Discounts
[*]
5.4.Units manufactured for the Asian Sales Territory that qualify for this program will not qualify for the Unit Discount calculation set forth in Table 3, nor will the Software Titles be permitted to migrate royalty tiers while participating in this program. Such units will be included in the Greatest Hits Program manufacturing requirements set forth in Section 4.4 (Table 4). With respect to any single Software Title, all units manufactured in addition to [*] will be charged the applicable Royalty Tier based on the WSP of the Software Title for the Asian Sales Territory designated in Tables 1 and 2.
5.5.Publisher shall submit to Microsoft, at least [*] prior to the first manufacturing order being placed for the Software Title, a completed “Xbox One Asian Language Localization Tier Selection Form” for each Software Title in the form provided in the Publisher Guide. If the Xbox One Asian Language Localization Tier Selection Form is not approved for any reason, Microsoft must notify Publisher of the reasons for disapproval within a reasonable amount of time. The selection in such form will be effective only once approved by Microsoft. If the Software Title does not have an approved Xbox One Asian Language Localization Tier Selection Form (e.g., due to Publisher not providing, or Microsoft not yet approving the form, in each case provided that MSFT provides the reasons for disapproval to EA as set forth above in this paragraph), the royalty rate for such Software Title will default to [*] regardless of the actual WSP.
6.Japan Tier Reduction Incentive Program. Unless otherwise terminated earlier by written notice from Microsoft to Publisher, for Software Titles that are Commercially Released in the Japan Sales Territory that meet the requirements set forth in this Section 6, up to [*] of each such Software Title may qualify for the [*] royalty rate set forth in Section 4, Exhibit 2, Table 2 regardless of the royalty rate applicable to the Software Title’s SRP. In the event Microsoft terminates the Japan Tier Reduction Incentive Program, Publisher will be entitled to the reduced royalty rates provided by the program in relation to any Software Title(s) for which Publisher submitted an Xbox One Royalty Tier Selection Form (for Japan) that has been approved by Microsoft prior to receipt of Microsoft’s written notice of termination.
6.1.Program Qualifications for Japan Tier Reduction Incentive Program:
6.1.1.The text and subtitles of the Software Title must be fully localized into the Japanese language;
6.1.2.The Packaging Materials must be in the Japanese language; and
6.1.3.The FPU must be manufactured for the Japan Sales Territory.
6.2.Units manufactured for the Japan Sales Territory that qualify for this program will not qualify for the Unit Discount calculation set forth in Section 4.2 of Exhibit 2, Table 3, nor will the Software Titles be permitted to migrate royalty tiers under Section 4.3 of Exhibit 2 while participating in this program. Such units will be included in the Greatest Hits Program manufacturing requirements set forth in Section 4.4 (Table 4). With respect to any single Software Title, all units manufactured in addition to [*] will be charged the applicable Royalty Tier based on the SRP of the Software Title for the Japan Sales Territory designated in Section 4, Exhibit 2, Tables 1 and 2.
6.3.In order to participate in the program, Publisher shall submit to Microsoft a completed “Xbox Console Royalty Tier Selection Form” as specified in the Publisher Guide (which may require electronic submission) for Japan, at least [*] prior to the first manufacturing order being placed for the Software Title. The participation in the program and Tier selection will be effective only once approved by Microsoft. If the Xbox One Royalty Tier Selection Form is not approved for any reason, Microsoft must notify Publisher of the reasons for disapproval within a reasonable amount of time. If the Software Title is not approved to qualify for the program (e.g., due to Publisher not submitting a completed “Xbox Console Royalty Tier Selection Form” electronically, in each case provided that MSFT provides the reasons for disapproval to Publisher as set forth above in this paragraph), the royalty rate for such Software Title will default to Tier 1, regardless of the actual SRP.

Exhibit 10.1
7.FPU Exchanges for DFUs. [*] Microsoft may, and may authorize its suppliers and retail partners to, offer End Users the ability to exchange FPUs of Software Titles for DFUs of the same Software Title free of charge to End Users (except for processing and/or administrative fees) and Publisher. The DFU provided to End Users will be the same version of the Software Title as the FPU used for the exchange, or a substantially similar DFU if the same version is not available. Such exchanges will not be deemed the sale of the DFU provided to End Users, and Publisher will not be entitled to any Royalty Fee for the DFU granted to End Users in accordance therewith. All FPUs exchanged in this program will be destroyed either physically or electronically.
8.Payment process. Payment of royalties owed to Microsoft for the manufacture of FPUs by its Authorized Replicators shall be due no later than [*] following the date of manufacture. Depending on Publisher’s credit worthiness, Microsoft may, but is not obligated to, offer Publisher credit terms and if Microsoft elects to extend credit terms to Publisher, the parties will execute the applicable credit term agreement. Any payments not paid when due or according to this Section 8 will bear interest. The interest rate will be [*], or the highest rate permitted by applicable usury law, whichever is less. The rate will be calculated on a daily basis and compounded on the [*], from the due date until the date received by Microsoft. This Section 8 does not authorize late payments. Interest paid will not be in lieu of or prejudice any other right or remedy that Microsoft may have due to Publisher’s failure to make any payment according to this Section 8. All payments will be made by wire transfer, in accordance with payment instructions in the Publisher Guide, in the currency stated in Table 5 of this Exhibit 2 below for FPUs manufactured for sale in the applicable Sales Territory. Publisher has [*] to notify Microsoft of any dispute.

Table 5: Payment Currency
Sales Territory	North American	European, Middle East and African	Australian	Japan	Asian	South American
Currency	U.S. Dollars	Euros	U.S. Dollars	Yen	U.S. Dollars	U.S. Dollars

9.Billing address. Publisher has “bill to” addresses for the payment of royalties under this Agreement. Each such address will be for FPUs manufactured by Authorized Replicators in a given Sales Territory. If Publisher includes a “bill-to” address in a European country, Publisher (or its Affiliate) must execute a Publisher Enrollment Form (in the form provided in the Publisher Guide) with Microsoft’s affiliate, Microsoft Ireland Operations, Ltd. within [*] before establishing a billing address in a European country. Publisher’s billing address(es) for North American Sales Territory and/or either Japan or Asian Sales Territory set forth in Table 6 below.

Exhibit 10.1

Table 6: Publisher Addresses

Partner Name	ELECTRONIC ARTS INC.	EA Swiss Sarl	ELECTRONIC ARTS INC.	Electronic Arts K.K.
Address Line1	209 Redwood Shores Parkway	[*]	209 Redwood Shores Parkway	[*]
Address Line2	[*]	[*]	[*]	[*]
Address Line3	[*]		[*]	[*]
City	REDWOOD CITY	Geneva	REDWOOD CITY	[*]
State	CA		CA
Country	United States	Switzerland	United States	Japan
Postal Code	94065	1204	94065-1175	4-33-4
Email		[*]	[*]
Telephone	[*]	[*]	[*]	[*]
Fax	[*]	[*]	[*]

Exhibit 10.1
APPENDIX A
EA ACCESS AND ORIGIN ACCESS
1.EA Access Minimum Features and Other Program Requirements. This Section outlines and describes the minimum individual features that compose EA Access and other applicable requirements [*].
1.1.Subscription. [*], EA Access will have either a recurring subscription fee (e.g., monthly, quarterly and/or annually) or a one-time payment for a set period of membership (e.g., a single payment that entitles the subscriber to one year of EA Access).
1.2.Early Trial Access. EA Software Titles will be available for Early Trial Access to EA Access subscribers, [*]. Subject to the foregoing, Publisher shall have flexibility in designing and customizing the Early Trial Access offerings for individual Software Titles. After the Commercial Release of the Software Title (which is a full game), Microsoft reserves the right to [*]. Subject to the obligations of the Agreement and the foregoing, Publisher shall have flexibility in maintaining or removing the Trials for individual Software Titles. [*]
1.3.EA Access Vault. EA Access will include Subscription Access to Software Titles in the EA Access Vault, [*]. For the Software Titles EA includes in Access Vault, such Software Titles will include, [*]. The catalog [*] Software Titles in the EA Access Vault will continue [*] the execution of this Agreement.
1.4.Discounts. EA Access subscribers will receive [*], for purchases of Publisher PDLC and Software Titles.
1.5.Subscription Parity for EA Access.
1.5.1.If Publisher adds features or game content to any other [*] video game version of EA Access on a Competitive Platform offered by Publisher, Publisher will add the corresponding Xbox Console version of such features or game content prior to or simultaneously with the release of such features or content on the other Competitive Platform, [*].
1.6.Support for Xbox Game Pass Ultimate Perks. [*], Publisher agrees to offer, [*], provided such PDLC has a value for content that could be purchased or otherwise obtained through gameplay. For the avoidance of doubt, this obligation applies to [*].
2.Origin Access Minimum Features and Other Program Requirements. This Section outlines and describes the minimum individual features that compose Origin Access and other applicable requirements [*].
2.1.Parity with EA Access. All Publisher PC titles may be available for Subscription Access to Origin Access Basic subscribers on PC no earlier than the corresponding Xbox Console versions are made available to EA Access subscribers on Xbox Consoles, unless the PC title does not have a corresponding Xbox Console version.
2.2.Origin Access Vault. Origin Access will include Subscription Access to PC versions of Software Titles in the Origin Access Vault, [*]. For the Software Titles EA includes in Origin Access Vault, such Software Titles will include, [*]. The catalog [*] at the execution of this Agreement.
2.3.Discounts. Origin Access subscribers will receive a [*], for purchases of Publisher PC game titles and related content.
2.4.Subscription Parity for Origin Access Basic.
2.4.1.If Publisher adds features or game content to Origin Access Basic, Publisher will add the corresponding version of such features or game content to Origin Access Basic within Game Pass for PC prior to or simultaneously with the release of such features or content on Origin Access Basic, [*].
2.5.Support for Xbox Game Pass for PC. [*], Publisher, in its sole discretion, may elect to offer, on an annual basis, [*].

3.EA Subscription Offers Development. Subject to the terms expressly set forth herein, Publisher has the right to determine the appropriate content, product, features, service, and terms of subscription for EA Subscription Offers.
4.Customer Support. Publisher is solely responsible for providing customer support to EA Subscription Offers subscribers (except for billing, purchasing, and Microsoft Store related inquiries, which shall be Microsoft’s responsibilities). Except as expressly set forth herein, Publisher acknowledges and agrees that Microsoft has no support responsibilities whatsoever to EA Subscription Offers subscribers. Notwithstanding the foregoing, Publisher acknowledges that Microsoft may be subject to costs associated with supporting EA Subscription Offers, such as calls to customer support. [*] If mitigation is not possible, the parties shall discuss, in good faith, the possibility for

Exhibit 10.1
Microsoft to pass through, or otherwise deduct from royalty statements, reasonable customer service costs it incurs as a result of supporting such high volume of support for EA Subscription Offers pursuant to a mutually agreed accounting formula.
5.Law Enforcement and Regulatory Requirements. Publisher is responsible for ensuring that the EA Subscription Offers comply with all legal and regulatory requirements that apply in the jurisdictions in which they are made available. [*]

[end of Appendix A]

Exhibit 10.1
APPENDIX B
ADDITIONAL CHANGES TO THE AGREEMENT
The parties agree to amend the terms of the Agreement as set forth in this Appendix. For the avoidance of doubt, the terms of this Appendix B [*] and expire upon expiration or termination of the Agreement.
1.Definitions.
1.1.[*]
1.2.[*]. A new defined term [*] will be added to the Agreement as follows: [*]
2.Publisher Guide. Section 4 (“Publisher Guide”) shall be replaced in full with:
Publisher Guide. Microsoft will provide Publisher access to a guide containing program-wide requirements and information applicable to the Xbox Consoles platform (as supplemented, revised or updated by Microsoft from time to time, the “Publisher Guide”), including Xbox Requirements, Branding Specifications, Marketing Guidelines, Xbox Games Store policy, End User data requirements, and other information regarding other operational aspects of Xbox Consoles, and Xbox Services. Each Software Title must comply with the Publisher Guide, [*]. On publication of a supplement, revision, or updated version of the Publisher Guide, Publisher will automatically be bound by all provisions. After a Software Title has completed optional certification or within [*] of submission for Certification, however, Publisher will not be obligated to comply, for such Software Title only, with any subsequent changes made by Microsoft to the Xbox Requirements or other required categories in the Publisher Guide, unless (1) such subsequent changes are intended to address privacy, security or technical integrity issues, or (2) compliance will not add significant expense or delay to a Software Title’s development or Certification. Changes to the replication requirements shall not apply to a particular Software Title if such Software Title has a scheduled appointment for Certification within [*] of the effective date for such changes to the replication requirements unless such subsequent changes are intended to address privacy, security or technical integrity issues, or such changes will not add significant expense or delay to Certification or manufacture. Changes made to Branding Specifications or Marketing Guidelines will be effective as to a Software Title that has passed Certification only on a “going forward” basis (i.e., only to such Marketing Materials created more than [*] after Microsoft notifies Publisher of the change), [*].
3.Reserved.
4.Digital Content Availability. The following will be added to the end of Section 6.4 “Digital Content Availability.”
For clarity, Microsoft’s redistribution rights in this Section 6.4 will not apply in connection with [*].
5.[Reserved]
6.Software Title Parity. Section 9 (“Software Title Parity”) shall be replaced in full with the following:
Software Title parity. Each Software Title is subject to the following requirements:
9.1         Base Game and Digital Content parity.
9.1.1. [*] each Base Game and Game Feature [*] as any [*] Console Version [*], including all localization [*], support for [*], multi-platform saves, and pack-in content from Publisher. [*] to address any platform limitations that may impact [*].
9.1.2 Each Premium Downloadable Content, Demo, Trial, and additional downloadable content [*], subject to platform limitations. Notwithstanding the foregoing, Publisher may enter into exclusive arrangements for [*], the parties will work together in good faith to determine a mutually acceptable alternative.
9.1.3. [*], only a [*] video game (not PC-only or mobile-only products) are subject to [*]. Once a [*] video game of a previously mobile-only or PC-only software product releases on a [*].

Exhibit 10.1
9.2. Simship with Competitive Platforms.
9.2.1. For each [*] video game or related software application (e.g., a companion app) Publisher releases [*] an Xbox Console version (or versions, as applicable) of that game or software application as a Software Title [*]. For clarity, the foregoing requirement will only apply [*]. Publisher will Commercially Release each Base Game, [*] and Game Features that are included as part of each such Base Game, either before or simultaneously with [*] (whether released as a DFU or on a physical disc) on a country-by-country basis. [*] to address any platform limitations [*]. For the Japan Sales Territory, Publisher will meet the [*] program upon the release of a physical version of such Software Title [*].
9.2.2. Publisher will Commercially Release each Premium Downloadable Content, Demo, Trial and additional downloadable content [*].
9.2.3. For clarity, only a [*] video game (not PC-only or mobile-only products) are subject to [*]. Once a [*] video game of a previously mobile-only or PC-only software product releases on a Competitive Platform or Xbox Consoles, then [*] will apply.

9.3. Software Title feature updates post-Commercial Release. [*], with respect to any hardware feature updates made to a Software Title (e.g., HDR, spatial audio) that are available [*] video game on a Competitive Platform [*], Publisher will (1) in its implementation of such features, optimize the performance and technical capability of Xbox Console versions in parity with [*] video game on the Competitive Platform; and (2) make the same hardware feature updates commercially available for the [*] either before or simultaneously with the [*] video game on the Competitive Platform. As used in this Section 9.3, “simultaneously” means within [*] of the availability of such hardware feature on a Competitive Platform. Notwithstanding the foregoing, [*].

9.4. Cross Generation Licenses. [*], Publisher will Commercially Release a cross generation license version of a Software Title. Such cross generation licenses must (1) grant End Users rights to both an Xbox One version and an Xbox Series version of the Software Title, and (2) include features and/or performance that differentiates the Xbox Series version of the Software Title from the Xbox One version. For the avoidance of doubt, [*].
7.Xbox Console Remote Access. Section 11.6 (“Xbox Console Remote Access”) shall be amended to add the following at the end of the Section: [*]
8.Project xCloud Support. Section 11.7 (“Project xCloud Support”) is replaced in full with the following language:
11.7 Project xCloud Support. Solely in connection with Publisher’s Project xCloud Support set forth in this Section 11.7, Publisher grants Microsoft a [*], worldwide, royalty-free, exclusive, transferrable, sublicensable (to Microsoft Affiliates ) license, solely as part of Project xCloud, to (a) broadcast, transmit, distribute, host, publicly perform and publicly display, reproduce, make available, communicate to the public, and stream Software Titles and gameplay of Software Titles to Streaming Devices; and (b) provide use, access, and control of the gameplay of a Software Title on any Streaming Device. The license grant in this Section 11.7 is subject to [*]. Except as set forth in Section 11.7.1 – 11.7.5 below, Publisher will have the [*] Software Titles for Project xCloud Support [*]. The parties will work in good faith each quarter on a schedule of Software Titles for Project xCloud Support. [*]:
11.7.1 Publisher agrees that it will support Project xCloud as described in this Section 11.7 (“Project xCloud Support”) [*] for the following Software Titles and associated Digital Content, starting the dates specific (collectively, “Project xCloud Support”):
11.7.1.1. [*]
11.7.1.2. [*]
11.7.1.3. [*]
11.7.1.4. [*]
11.7.2. Publisher will use commercially reasonable efforts to [*] for Project xCloud Support, provided the following conditions are met:

Exhibit 10.1
11.7.2.1. [*] reasonable determination, Software Title(s) [*] the Project xCloud test environment; and
11.7.2.2. [*]
11.7.2.3. [*]
11.7.3. [*]
11.7.4. [*]
11.7.5. [*]
11.7.6. [*]
9.Gameplay Record and Share. Section 11.4 (“Gameplay Record and Share”) shall be amended to add the following at the end of the Section: [*]
10.Gameplay Streaming Features. Section 11.5 (“Gameplay streaming features”) shall be amended to add the following at the end of the Section: [*]
11.Xbox Data. The following shall be added as Section 12.8 in the Agreement:
12.8. Subject to the requirements of (i) Data Protection Laws and (ii) Microsoft’s terms with End Users, [*]. The parties will [*] that are not currently provided by Microsoft as of the date of this Agreement, that supply Xbox Console [*], to the extent such [*] is required by Publisher to operate [*] features and services, Game Features, Digital Content, or otherwise operate Software Titles on Xbox Consoles.
12.Excluded Damages. Section 16.4 (“Excluded Damages”) will be replaced with the following:
Excluded damages. To the maximum extent permitted by applicable law, in no event will either party or its affiliates, licensors, or suppliers be liable for any special, incidental, punitive, or consequential damages of any kind or nature whatsoever, arising out of or related to this Agreement or the transactions contemplated under it, including lost profits or lost goodwill and whether based on breach of any express or implied warranty, breach of contract, tort (including negligence), or strict liability, regardless of whether such party has been advised of the possibility of such damage or if such damage could have been reasonably foreseen, [*].

13.Limitation of Liability. Section 16.5 (“Limitation of Liability”) will be replaced with the following:
Limitation of liability. Except for amounts owed under this Agreement, the maximum liability of Microsoft to Publisher or any third party relating to this Agreement will be the lesser of the total amounts received by Microsoft under this Agreement or [*]. Furthermore, under no circumstances will Microsoft be liable to Publisher for any damages whatsoever with respect to any claims relating to the Security Technology or its effect on any Software Title or for any statements or claims made by Publisher, whether in Publisher’s Marketing Materials or otherwise, regarding the availability or operation of any Software Title.
14.[Reserved].
15.Defense of claims obligation. The following new Sections 17.1.1 and 17.1.2 shall be added to the Agreement as part of Section 17 (“Defense of Claims”)
17.1.1.[*]
17.1.2.[*]
16.Insurance Requirements. Notwithstanding the terms of Section 18 (“Insurance”), Publisher may meet the requirements for E&O coverage in all Sales Territories by self-insuring for the required amounts.
17.Term. Section 20.1 (“Term”) shall be replaced in full with:
Term. This Agreement shall commence on the Effective Date and shall continue until December 31, 2023 (the “Term”). Unless one party gives the other notice of non-renewal within [*] of the end of the then-current term, this Agreement shall automatically renew for [*]. If the Agreement will expire, the parties will agree on a plan to allow End Users who purchase Software Titles near the expiration date to access and use the Digital Content of such Software Titles for a commercially reasonable time after expiration.
18.[Reserved]
19.Assignment. Section 21.4 (“Assignment”) shall be replaced in full with:

Exhibit 10.1
Assignment. Publisher may not assign this Agreement, or any right or duty under it, to any third party unless Microsoft expressly consents to such assignment, in writing, provided, however, [*]. Microsoft may assign this Agreement, or any right or duty under it, as it deems appropriate, or authorize its affiliates or contractors to perform this Agreement in whole or part on Microsoft’s behalf. A merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party’s stock, or of all or substantially all of its assets (collectively, a “Sale Event”), is deemed to be an assignment. This Agreement will inure to the benefit of and bind the parties, their successors, administrators, heirs, and permitted assigns.
20.Payment. Section 2.3 (“Payment”) of Exhibit 1 to the Agreement shall be replaced in full with:
Payment. Within [*] after the end of each month, or more frequently, Microsoft shall provide Publisher with access to a statement and release payment for any Royalty Fees due to Publisher. In the event Royalty Fees are less than $200 for a given month, then no payment will be made until such Royalty Fees accrued exceed $200. Publisher has 180 days after the receipt of the statement to dispute the information presented on the statement, provided that (i) the foregoing shall not affect Publisher’s audit rights as provided below; or (ii) the foregoing shall not apply to any amounts which Microsoft failed to report via the sales or settlement report (e.g. the settlement report never includes sales reports for a given product). [*]
21.Additional Payment. Section 2.6 (“Additional Payment”) of Exhibit 1 to the Agreement shall be replaced in full with:
2.6. Additional Payment. Without limiting Section 16.1.5 of the main body of this Agreement, for the sale of Software Titles (including any embodied Digital Content), Publisher will pay all: (1) so-called “record” royalties to artists, producers, engineers, mixers, A&R executives, and other royalty participants; (2) mechanical royalties to publishers of copyrighted musical compositions; (3) synchronization royalties to publishers of copyrighted musical compositions; (4) payments required under collective bargaining agreements applicable to Publisher or its affiliates; and (5) other royalties, fees, or amounts required to be paid to any third party under Section 16.1.5.
2.6.1. With respect to musical compositions not owned by Publisher, and/or which Publisher is not authorized to grant public performance rights (and other similar rights) (“Licensed Music”) embodied in Software Titles or any content for use with Project xCloud, Game Features, User Generated Content, gameplay recording and sharing, gameplay streaming features, and remote access, [*]. Notwithstanding the foregoing, Microsoft acknowledges that, with respect to musical compositions embodied in Software Titles that support Project xCloud, [*], as between Publisher and Microsoft, Publisher hereby grants the corresponding public performance rights (and other similar rights) to Microsoft to the extent Publisher owns, controls or is authorized to grant such rights, [*], Publisher shall use good faith efforts to cooperate with Microsoft’s reasonable requests. [*]
2.6.1.1.[*]
2.6.1.2.[*]
22.Advertising Revenue. The following is added as Section 2.7 (“Advertising Revenue”) to Exhibit 1 to the Agreement:
2.7 Advertising Revenue.
2.7.1. Microsoft [*] Advertising Revenues for Software Titles. “Advertising Revenues” includes revenues derived from all static and dynamic third party ads featured in Software Titles for Xbox Consoles, EA Play, and Xbox Services.
2.7.2 Notwithstanding anything to the contrary in the Agreement and/or the Publisher Guide, if Publisher places advertisements, sponsorships, and/or sponsored content (collectively “Advertisements”) within its Software Titles via any available technology, including livestreaming and/or local cached content, then [*].
Publisher’s Advertisements shall remain in compliance with the applicable requirements in the Publisher Guide (including e.g. Store policies, creative/advertising policies, and applicable XRs) (collectively, “Ad Policy”), provided that (i) Microsoft’s Ad Policy shall be the same for Publisher as applied to all other advertisements on the Xbox Console, including Microsoft’s, and (ii) such Ad Policy shall impose reasonable limitations only, and shall not prohibit all advertisements.

Exhibit 10.1
23.FPU Exchanges for DFUs. Section 2.5 (“FPU Exchanges for DFUs”) of Exhibit 2 to the Agreement shall be replaced in full with:
FPU Exchanges for DFUs. [*], Microsoft may, and may authorize its suppliers and retail partners to, offer End Users the ability to exchange FPUs of Publisher’s Software Titles for DFUs of the same Software Title free of charge to End Users (except for processing and/or administrative fees) and Publisher. The DFU provided to End Users will be the same version of the Software Title as the FPU used for the exchange. Such exchanges will not be deemed the sale of the DFU provided to End Users, and Publisher will not be entitled to any Royalty Fee for the DFU granted to End Users in accordance therewith. All FPUs exchanged in this program will be destroyed either physically or electronically.
24.Excluded Territory. Unless otherwise agreed by the parties in writing, [*].